BUNKERHILL PROPERTY PURCHASE AGREEMENT

This contract for the purchase and sale of real estate known as the 'Bunkerhill Property' in Perry County, Tennessee, is made between Douglas C. Mauldin and wife, Sally D. Mauldin of Cascilla, Mississippi, (hereinafter referred to as Investors) and Verax Research Services, Inc., (hereinafter referred to as Company), a Delaware c-corporation, and is made in conjunction with and to provide consideration for that certain Subscription Agreement tendered to Company by Investors.

Investors are offering to subscribe to the purchase of 981 pre-IPO shares of Purchaser. Upon acceptance of their subscription offer, this Contract shall be incorporated into the Subscription Agreement as Addendum A. All the terms, conditions, disclosures and disclaimers contained in the Subscription Agreement are incorporated herein by reference the same as if fully set forth in words and numbers verbatim.

Douglas C. Mauldin is the record owner of title to the Bunkerhill Property described by the metes and bounds description attached hereto as 'Exhibit 1' to this Purchase Agreement and consisting of 1821.23 acres more or less as determined by that survey by Advanced Land Surveying, Inc., R.L.S. #2127, Henderson, TN, dated August 23, 2015. Sally D. Mauldin is the accommodation endorser on the deed of trust securing an existing indebtedness on the property in favor of the First Bank of Franklin, Tennessee. Additionally, as denoted on the November 6, 2018 appraisal by Appraisal Services Group, Inc. for FirstBank of Jackson, Tennessee and appearing as Addendum B in the Mauldin Subscription Agreement, there is a recent appraisal of the property for which this purchase price is based.

A copy of the current title is attached as Exhibit 2 to this Agreement. It is contracted and agreed by the parties hereto that upon the acceptance of the subscription offer by Company, that Investors will receive four hundred ninety (490) pre-IPO shares that will be transferred and delivered to Investors by Company within five business days of this Agreement being fully executed. Investors may not sell or

2/15/2019

transfer title to any post-IPO shares until six months after consummation of the IPO and in accordance with any other Broker Agent requirements.

Investors shall be allowed until not later than December 31, 2019, to deliver merchantable title to the Company. The Investors shall provide merchantable title, free of liens, by general warranty deed to the Company or its designee as indicated in writing to the Investors. Company shall bear the cost of recording and any taxes, fees, or other costs necessary to complete the transaction to the satisfaction of the Company.

Upon delivery of good and merchantable title of the Bunkerhill Property to the Company, or Company's designee, the post-IPO equivalent of four hundred ninety-one (491) pre-IPO shares shall be delivered by the Company to the Investors free of encumbrance or condition which is not common to all shares.

In the event Investors are unable to deliver merchantable title acceptable to the Company by December 31, 2019, the Investors shall return all the shares of the Company held by them and this contract shall be deemed frustrated and void, in which case neither party shall owe the other party any penalties, interest, damages, or compensation or duty of any kind whatsoever.

In the event that the IPO is not consummated for any reason by December 31, 2019, the Investors shall return all four hundred forty pre-IPO shares of the Company's stock to the Company and this contract shall be considered frustrated and void, in which case neither party shall owe the other party any penalties, interest, damages, or compensation or duty of any kind whatsoever.

Each of the parties hereto has independently satisfied themselves that the regulatory requirements of the Securities Exchange Commission (S.E.C.) and any state and/or federal regulatory requirements have been met.

The property will be utilized in 2019 under the Mauldin family's State of Tennessee Hemp Grower's License for cultivation of one hundred (100) or more acres cultivation by Mauldin family and the Company will process the harvested hemp plants for a profit split above the Company's direct cost to

2/15/2019

process, ship to clients and any commissions to brokers.

This Agreement, together with the Subscription Agreement, of which this Agreement is a part and parcel as Attachment A, constitutes the entire agreement of the parties and may be amended only by writing properly executed by each of the parties hereto. The times and dates referenced herein are material and of the essence to the performance of this Agreement, however, the parties may by mutual agreement determine to revise or amend the Subscription Agreement and this Agreement to extend any date or requirement of performance, by writing executed by each of the parties hereto.

Witness the signature of the parties hereto on the day and date referenced below on the signature page that follows:

2/15/2019

Signature Page

INVESTORS: *dated ______ day of February, 2019.*

____
Douglas C. Mauldin

____
Sally D. Mauldin

VERAX RESEARCH SERVICES, INC.

By: ____________________________, Ph.D.
Garrett W. Lindemann, PhD, CEO
dated 15th *day of February, 2019.*

State of Mississippi
County of Grenada

Personally appeared before me, the undersigned authority within and for the State and County aforesaid, and within my jurisdiction, Douglas C. Mauldin, who signed and executed the above and foregoing Bunkerhill Property Purchase Agreement on the 15th day of February, 2019.

This the 15th day of February, 2019.

____
Notary Public

(SEAL)

STATE OF MISSISSIPPI NOTARY PUBLIC ID # 4186 SANDRA GAIL EDWARDS Commission Expires June 6, 2019 GRENADA COUNTY

My Commission Expires: __________

State of Mississippi
County of Grenada

Personally appeared before me, the undersigned authority within and for the State and County aforesaid, and within my jurisdiction, Sally D. Mauldin, who signed and executed the above and foregoing Bunkerhill Property Purchase Agreement on the 15th day of February, 2019.

This the 15th day of February, 2019.

____
Notary Public

(SEAL)

STATE OF MISSISSIPPI NOTARY PUBLIC ID # 4186 SANDRA GAIL EDWARDS Commission Expires June 6, 2019 GRENADA COUNTY

My Commission Expires: __________

Exhibit 1 - 2018 - Property Appraisal

Invoice

APPRAISAL SERVICES GROUP, INC.
P.O. BOX 10236, JACKSON, TN 38308
731-668-2945 (O); 731-668-2020 (F)

Date	Invoice #
11/6/2018	45368

Bill To
FIRST BANK 318 SEABOARD LN. STE. 205 FRANKLIN, TN 37067

Description	Amount
LAKE ROAD LINDEN TN	2,800.00
Total	$2,800.00

2/15/2019

File # 3904

An APPRAISAL
REPORT

of

A +/- 450 ACRE VACANT Proposed Development Tract

and

An Adjacent +/- 1,371 AC IMPROVED Agricultural Tract

Bunker Hill Road
Linden, TN 37096

prepared for

Nadia Ocasio, Appraisal Specialist III

FIRSTBANK
318 Seaboard Lane, Suite 205
Franklin, TN 37067

prepared by

Shane E. McAlexander, TN CG # 4667
Nick Matlock, TN CG # 4055

Appraisal Services Group, Inc.
73 Fairway Boulevard
Jackson, Tennessee 38305
(731) 668-2945

as of

October 16, 2018

submitted

November 6, 2018

2/15/2019

APPRAISAL SERVICES GROUP, INC
73 Fairway Boulevard, Jackson, TN 38305
P.O. Box 10236, Jackson, TN 38308
(W) 731.668.2945 (F) 731.668-2020
orders@appraisalservicesinc.com

David M. Whalley, MAI, TN CG # 32 | Francie K. Mello, TN CG # 1167 | Nick Matlock, TN CG # 4055 | Jason Davis, TN CG # 2662
Shane McAlexander, TN CG # 4667 | Brandi Goodman, TN CR # 4759 | Christy Laster, TN CR # 3151 | Deana Miles, TN CR # 1752

November 6, 2018

Nadia Ocasio, Appraisal Specialist III
FIRSTBANK
318 Seaboard Lane, Suite 205
Franklin, TN 37067

Re: An APPRAISAL REPORT
A +/- 450 ACRE VACANT Proposed Development Tract
and
An Adjacent +/- 1,371 AC IMPROVED Agricultural Tract
Bunker Hill Road
Linden, TN 37096

Dear Ms. Cruzen:

Pursuant to your instructions, submitted herewith is an electronic copy of our appraisal report on the above described property. Bound copies will be delivered if requested. The purpose of the appraisal is to estimate the market value of the fee simple estate interest of the subject property in the **"as is"** condition, as of the effective date of the report, in terms of cash or its equivalency. The attached report describes the methods and techniques used in appraising the property. All of the pertinent data gathered during our investigation is included in the report. In our capacities as Tennessee Certified General Real Estate Appraisers (Shane E. McAlexander, TN CG-4667 and Nick Matlock, TN CG # 4055), we hereby certify that we have the knowledge and the experience to effect competent completion of this assignment.

To the best of our knowledge, this report conforms to the current requirements prescribed by the Uniform Standards of Professional Appraisal Practice of the Appraisal Standards Board of the Appraisal Foundation as required by the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). It has also been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. The report is subject to the Assumptions and Limiting Conditions, and if applicable, any Special Assumptions or Extraordinary Conditions, listed in the report.

2/15/2019

After carefully considering all of the evidence and the indications of value developed in the appropriate approaches to value, it is concluded that the market value of the fee simple estate interest of the subject property in the **"as is"** condition, as of October 16, 2018, is:

Tract No.	Area (AC)	**VALUE CONCLUSIONS**	**ROUNDED**
1	450.0	**Two Million Three Hundred Fifty Thousand Dollars**	**$2,350,000**
2	1,371.0	**Three Million Two Hundred Fifty Thousand Dollars**	**$3,250,000**
TOTAL VALUE		**FIVE MILLION SIX HUNDRED THOUSAND DOLLARS (R)**	**$5,600,000**

It has been our pleasure to serve you. Should you have any questions concerning this report, please do not hesitate to contact us.

Sincerely,

Shane E. McAlexander, TN CG # 4667

Nick Matlock, TN CG # 4055

SUMMARY OF IMPORTANT DATA AND CONCLUSIONS	
PROPERTY IDENTIFICATION	A +/- 450 AC future development tract, and A +/- 1,371 AC improved agricultural tract Bunker Hill Road Linden, TN 37096
ASSESSOR'S PARCEL NUMBER	Map 38, Parcel 1.00
OWNERSHIP	Douglas Cantrell Maudlin, Deed Book 20, page 205 **Tract #1**, being a +/- 450 AC proposed "future development" tract, is under a Contract of Sale to Sunbelt Acquisitions, LLC for a price of $2,276,750 ($ 5,050/AC), as of the effective date of the report.
PURPOSE OF THE REPORT	The purpose of the appraisal is to estimate the market value of the fee simple estate interest of the subject property in the **"as is"** condition, as of the effective date of the report, in terms of cash or its equivalency.
DATE OF THE VALUE ESTIMATE	October 16, 2018
DATE OF THE REPORT	November 6, 2018
INTENDED USER	This appraisal report is prepared for the sole and exclusive use of FirstBank, considered to be the client. It is not to be relied upon by any third parties for any purpose whatsoever.
INTENDED USE	It is the appraisers' understanding that the intended use of this appraisal is to provide a valuation to the client for loan underwriting and/or credit decision purposes.
SITE DESCRIPTION	The subject consists of an approximately 1,821 AC overall tract situated along the Tennessee River, approximately 10 miles south of Interstate 40 in northwest Perry County. For report purposes, it is referred to as two individual tracts, being **Tracts #1 & #2**. **Tract #1** is the most western portion, having approximately 9,000 feet of frontage along the east margin of the Tennessee River, and access is *proposed* via a permanent 75 ft. ingress/egress easement, per the Contract of Sale. Per "Exhibit A" within the Contract of Sale, **Tract #1** will contain +/- 450 AC. This area is *assumed* accurate and utilized for the purposes of this report, as no recent survey was provided by the owner.

2/15/2019

SITE DESCRIPTION (Continued)	**Tract #2** is situated along Lake Road and Bunker Hill Road, adjacent and east of **Tract #2** and the Tennessee River. Per measurements from tax records, it has approximately 800 linear feet of frontage along the east margin of the Tennessee River, +/- 3,900 feet of frontage along the west margin of Lake Road, +/- 4,800 ft. of frontage along the north margin and +/- 12,000 ft. of frontage along the south and east margins of Bunker Hill Road, and contains +/- 1,371 acres. This area is *assumed* accurate and utilized for the purposes of this report, as no recent survey was provided by the owner.
ZONING	None, typical in rural Perry County and west Tennessee.
EASEMENTS OR RESTRICTIONS	**Tract #1** will be accessed via a *proposed* permanent 75 ft. ingress/egress easement thru **Tract #2** improved with a county road, per the Contract of Sale. No other easements or restrictions are noted other than typical right-of-way and utility easements, which have no appreciable effect on value.
FLOOD ZONE INFORMATION	The subject tract is shown on Flood Insurance Rate Maps 47135C0125D and 47135C0150D dated September 29, 2010 for Perry County, Tennessee. **Tract #1** appears to lie entirely within the FEMA-identified 100-Year flood plain. **Approximately 280 AC (20%)** of **Tract #2** appears to lie within the FEMA-identified 100-Year flood plain. This is typical for agricultural/recreational use property in the area and is not considered to appreciably affect value.
IMPROVEMENTS DESCRIPTION	**Tract #1** is unimproved. **Tract #2** is improved with a +/- 1,344 SF single-family residence and a +/- 2,400 SF shop. For report purposes, the improvements are valued per the Cost Approach and added as a lump sum to the appropriate indicated land value.
ENVIRONMENTAL ASSESSMENT	The appraisers are not qualified experts in the identification and/or assessment of environmental hazards. The report *assumes* that the site is environmentally clean. However, it is recommended that the client verify the site is environmentally clean to his/her/their own satisfaction.
HIGHEST AND BEST USE	If Vacant: Agricultural, rural residential, or recreational uses As Improved: Current agricultural/recreational uses
EXPOSURE TIME	6 - 12 months
MARKETING TIME	6 - 12 months

Huf 2/15/2019

<table>
<tr><td>EXTRAORDINARY ASSUMPTIONS</td><td colspan="2">We have performed a visual inspection of the site and our conclusions are limited to those items that are readily observable and apparent in such an inspection.

The property was inspected from the street (exterior) only and the interior of the land/improvements were not inspected, except from aerial photos. Additional descriptions were taken from the owner, pictures and/or tax records and are assumed accurate.

It should be noted that the valuation of merchantable timber falls outside the scope of this report. The appraisers are not experts in the valuation of timber, and the final value conclusion is based on sales of agricultural tracts with reasonably similar topography as the subject. Although the final value conclusion is considered a credible overall indication of value, it is recommended that the borrowers and/or clients seek the services of a timber professional if a segregated value of the timber is desired.

Any forecasts or projections included in this report are utilized to assist in the valuation process and are based upon current market conditions, anticipated short-term supply and demand factors, as well as an improving economy. These forecasts are therefore subject to changes in future conditions, which cannot be accurately predicted by the appraisers and could affect the future income and/or value forecasts.

It should be noted that if this appraisal contains extraordinary assumptions and/or hypothetical conditions, the use of these assumptions and/or conditions may have an effect on the results of this assignment.

Please refer to the complete list of assumptions and limiting conditions included at the end of the report.</td></tr>
<tr><td>HYPOTHETICAL CONDITIONS</td><td colspan="2">None noted.</td></tr>
<tr><td rowspan="3">VALUE CONCLUSIONS</td><td>Tract #1 (+/- 450 AC)</td><td>$2,350,000</td></tr>
<tr><td>Tract #2 (+/- 1,371 AC Improved)</td><td>$3,250,000</td></tr>
<tr><td>TOTAL VALUE</td><td>$5,600,000</td></tr>
<tr><td>APPRAISERS</td><td colspan="2">Shane E. McAlexander, TN CG # 4667
Nick Matlock, TN CG # 4055</td></tr>
</table>

2/15/2019

IDENTIFICATION OF THE PROBLEM (PURPOSE OF APPRAISAL)

The purpose of the appraisal is to estimate the market value of the fee simple estate interest of the subject property in the "as is" condition, as of the effective date of the report, in terms of cash or its equivalency.

DEFINITION OF MARKET VALUE

MARKET VALUE - The current economic definition of market value utilized in this report and as defined in FIRREA, is shown below:

> "Market Value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not effected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under condition whereby:
>
> 1. Buyer and Seller are typically motivated;
> 2. Buyer and Seller are well informed or well advised, and acting in what they consider their own best interests;
> 3. A reasonable time is allowed for exposure in the open market;
> 4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and
> 5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

PROPERTY INTEREST APPRAISED

The value stated applies to the *Fee Simple Estate Interest* in the Subject Property.

FEE SIMPLE ESTATE is defined as:

> "absolute ownership unencumbered by any other interest or estate subject only to the four powers of government. This classification of ownership consists of the full "bundle of rights" which includes the right to use real estate, to sell it, to lease it, to give it away, or to choose to exercise all or none of these rights."

2/15/2019

IDENTIFICATION OF THE CLIENT AND INTENDED USERS

This appraisal report is prepared for the sole and exclusive use of FirstBank, considered to be the client. It is not to be relied upon by any third parties for any purpose whatsoever. Additionally, it is not to be released to any third party without the expressed written consent of the appraisers.

INTENDED USE OF THE REPORT

It is the appraisers' understanding that the intended use of this appraisal is to provide a valuation to the client for loan underwriting and/or credit decision purposes. This report should not be relied upon to disclose any conditions present in the subject property. The appraisal report does not guarantee that the property is free from defects. It is highly recommended that the borrowers and/or clients secure inspections by professionals experienced in property condition inspections or take other steps to ensure the property condition is acceptable to them prior to utilizing the report.

SCOPE OF THE REPORT

The Scope of Work is the type and extent of research and analyses performed in an appraisal assignment which are required to produce credible assignment results, given the nature of the appraisal problem, the specific requirements of the intended user(s) and the intended use of the appraisal report. Reliance upon this report, regardless of how it is acquired, by any party or for any use, other than those specified in this report by the Appraiser, is prohibited. The Opinion of Value that is the conclusion of this report is credible only within the context of the Scope of Work, Effective Date, the Date of Report, the Intended User(s), the Intended Use, the stated Assumptions and Limiting Conditions, any Hypothetical Conditions and/or Extraordinary Assumptions, and the Type of Value, as defined herein. The appraisers, appraisal firm, and related parties assume no obligation, liability, or accountability, and will not be responsible for any unauthorized use of this report or its conclusions.

The scope of this appraisal report encompasses the research and analysis to prepare a report in accordance with the intended use, the Standards of Professional Practice of the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation.

The scope of this report consists of the collection, confirmation and analysis of data to derive an estimate of market value for the subject property. Public records and private data sources were researched to identify neighborhood trends, land sales, listings, sales and leases of competitive properties and an overview of the commercial market found within the subject's respective neighborhood. Real estate brokers, developers, owners, and tenants were interviewed to confirm sales, rental and occupancy data where possible. Professional publications, interviews with developers, and interviews with lenders were used as a basis to determine yield requirements and mortgage interest rates that would affect the valuation of the subject property. Information was provided by the owners, which is assumed to be factual. Analysis of the data gathered in our research was incorporated into the appropriate methods utilized in this report to derive an estimate of the subject property's market value.

The work performed for this assignment included: preliminary analysis of the appraisal problem, the exterior inspection of the property, a highest and best use analysis, collection and analysis of comparable data to apply the approaches to value utilized, the estimation of a value for the property, and the preparation of this written report.

AWZ 2/15/2019

In regard to the subject property, this involved the following specific steps:

1. The property was inspected on October 16, 2018, by Shane McAlexander, TN CG # 4667, and the subject photographs taken on the same day. He was not accompanied during the inspection. Nick Matlock, TN CG # 4055, did not inspect the subject property on this occasion.

2. Regional, city and county, and neighborhood data were based in information available at and provided by the local area Chamber of Commerce, the Tennessee Department of Economic and Community Development and the local planning Commission. Neighborhood data was developed based on a physical inspection of the area by the appraisers, as well as interviews with various property owners throughout the neighborhood.

3. The subject property data was developed from plans, surveys and other information provided by the client and the owner, from public records at the appropriate County Courthouse(s) and from the inspection of the property by the appraiser.

4. In estimating the highest and best use of the property, an analysis was made based on the data compiled in the steps above. In addition, the appraisers made a study of the market in the area to determine economic feasibility of the concluded highest and best use.

5. In developing the appropriate approaches to value, the market data used were collected from the Appraisal Services Group, Inc. office files, other appraisers, Realtors, public records and others knowledgeable of the subject property marketplace. All data sources are identified when presented in the report, as well as any necessary verifications.

6. After collecting and analyzing the data, a final estimate of value was developed from the correlation of the appropriate approaches to value utilized in the report.

EFFECTIVE DATES

The effective date of this report is October 16, 2018, the date of the inspection. The date of the report is November 6, 2018.

2/15/2019

EXPOSURE TIME AND MARKETING PERIOD

Generally, exposure time relates to what has occurred (retrospective) and is occurring (current) in the market, whereas the marketing period is a projection of what is likely to occur in the market. For a opinion of value, both what has occurred and what is anticipated to occur must be considered. The primary difference between the two is that for a marketing period, anticipated changes in market conditions are also considered.

Verification of sales data and days on the market for both listed and sold properties, and interviews with market participants are the primary source for both time estimates.

Interviews with participants indicate a reasonably strong market for properties similar to the subject. These interviews and the data reviewed in the market would indicate that an exposure time of 6 to 12 months is reasonable.

A generally accepted definition of a reasonable or normal marketing period is the amount of time necessary to expose a property to the open market in order to achieve a sale. Implicit in this definition are the following characteristics:

- The property will be actively exposed and aggressively marketed to potential purchasers through marketing channels commonly used by buyers and sellers of similar type properties.
- The property will be offered at a price reflecting the most probable markup over market value used by sellers of similar type properties.
- A sale will consummate under terms and conditions of the definition of market value. [1]

The estimate of reasonable marketing time contained within this report is an estimate based on analysis of recent sales data and current market conditions. Further, assuming reasonable marketing under the current market conditions, a marketing time of 6 to 12 months could also be anticipated.

COMPETENCY PROVISION

The Competency Provision of the USPAP states in summary that, prior to acceptance of an appraisal assignment, an appraiser must have the knowledge and experience to complete the assignment competently or disclose the lack thereof and take all steps necessary to complete the assignment competently.

The person(s) signing this report possess the knowledge and experience necessary to competently complete this assignment. They have appraised a number of similar properties in the past and have attended specialized seminars on appraising similar facilities, providing the background necessary to derive an accurate estimate of the market value of the subject property.

---

[1] William L. Pittenger, "Appraisal Regulations of the Federal Banking Agencies," (Appraisal Institute seminar, 1990).

SWT 2/15/2019

REPORT TYPE

This report is considered to be an *Appraisal Report*. Most of the pertinent data is included within the report or addendum, while some of the data and information, due to its type or quantity, is retained in the appraisers' files. The most current version of USPAP was followed. The results are considered creditable.

EXTRAORDINARY ASSUMPTIONS

An **extraordinary assumption** is defined in USPAP as:

> "an assumption, directly related to a specific assignment, as of the effective date of the assignment results, which, if found to be false, could alter the appraiser's opinions or conclusions".

An extraordinary assumption may only be used in an assignment if:

- it is required to property develop credible opinions and conclusions;
- the appraiser has a reasonable basis for the extraordinary assumption;
- use of the extraordinary assumption results in a credible analysis;
- the appraiser complies with the disclosure requirements set forth in USPAP for extraordinary assumptions.

The following extraordinary assumptions are noted:

We have performed a visual inspection of the site and our conclusions are limited to those items that are readily observable and apparent in such an inspection.

The property was inspected from the street (exterior) only and the interior of the land/improvements were not inspected, except from aerial photos. Additional descriptions were taken from the owner, pictures and/or tax records and are *assumed* accurate.

It should be noted that the valuation of merchantable timber falls outside the scope of this report. The appraisers are not experts in the valuation of timber, and the final value conclusion is based on sales of agricultural tracts with reasonably similar topography as the subject. Although the final value conclusion is considered a credible overall indication of value, it is recommended that the borrowers and/or clients seek the services of a timber professional if a segregated value of the timber is desired.

Any forecasts or projections included in this report are utilized to assist in the valuation process and are based upon current market conditions, anticipated short-term supply and demand factors, as well as an improving economy. These forecasts are therefore subject to changes in future conditions, which cannot be accurately predicted by the appraisers and could affect the future income and/or value forecasts.

It should be noted that if this appraisal contains extraordinary assumptions and/or hypothetical conditions, the use of these assumptions and/or conditions may have an effect on the results of this assignment.

Please refer to the complete list of assumptions and limiting conditions included at the end of the report.

AWL
2/15/2019

HYPOTHETICAL CONDITIONS

A **hypothetical condition** is defined in USPAP as:

"a condition, directly related to a specific assignment, which is contrary to what is known by the appraiser to exist on the effective date of the assignment results, but is used for the purpose of analysis".

A hypothetical condition may be used in an assignment only if:

- use of the hypothetical condition is clearly required for legal purposes, for purposes of reasonable analysis, or for purposes of comparison;
- use of the hypothetical condition results in a credible analysis;
- the appraiser complies with the disclosure requirements set forth in USPAP for hypothetical conditions.

No hypothetical conditions were noted.

IDENTIFICATION OF THE PROPERTY

The subject of this appraisal consists of a +/- 450 AC "future development" tract, and a +/- 1,371 AC improved agricultural tract situated along and traversed by Bunker Hill Road and adjacent to the Tennessee River approximately 10 miles south of Interstate-40 in northwest Perry County. **Tract #1** has had no municipal address assigned. **Tract #2** has a municipal address of the 1323 Bunker Hill Road.

The property is further identified by Perry County Property Tax Maps as Parcel 1.00 on Map 38.

Refer to the Tax Card and Deed in the Addendum.

HISTORY OF THE PROPERTY

Based on deed records located by the appraisers, the subject property last transferred to the current owner, Douglas Cantrell Mauldin, from Allboys Farms, LLC, on July 28, 2015, per warranty deed for an affirmed $ 2,776,500 consideration, as recorded in Deed Book 20, page 205.

There were no recorded transfers within the past 3 years located by the appraisers. **Tract #1**, being a +/- 450 AC "future development" tract, is under a Contract of Sale to Sunbelt Acquisitions, LLC for a price of $2,276,750 ($ 5,050/AC), as of the effective date of the report. The balance of the tract was not represented as being listed in the local MLS or under any Contract of Sale as of the effective date of the report.

Refer to the Deed and Contract of Sale in the Addendum.

DWH 2/15/2019

LINDEN AND PERRY COUNTY AREA DATA

Location

Perry County is in the western portion of Middle Tennesse and is bordered on the west by the Tennessee River (Kentucky Lake), and is bisected (north-south by the Buffalo River. It is located approximately 144 miles northeast of Memphis, 55 miles east of Jackson, a hub-city on Interstate 40 in west Tennessee and 70 miles southwest of Nashville.

Social Influences

Population

Perry County was established in 1819. It typifies most smaller-sized counties in Tennessee in terms of size and overall population. It is one of the least populous counties in TN and ranked 89th in population among the 95 Tennessee counties as of 2017. Linden is the largest city in and the seat of Perry County.

The following chart shows the population trends and growth rates for the area.

POPULATION TRENDS & GROWTH RATES				
YEAR	Town Of LINDEN	% CHANGE	PERRY County	% CHANGE
1960	1,086	-	5,273	-
1970	1,062	-2.21%	5,238	-0.66%
1980	1,087	2.35%	6,111	16.67%
1990	1,099	1.10%	6,612	8.20%
2000	1,015	-7.64%	7,631	15.41%
2010	908	-10.54%	7,915	3.72%
2017 est.	903	-0.55%	7,975	0.76%

As can be seen, the population the population of Perry County has increased significantly over the past 40 years, while the population of Linden has remained relatively stable.

Public Services/Amenities

Linden and Perry County offer a limited range of public and community services. Utilities are provided by municipal and county utility departments and co-operatives. Perry Community Hospital provides the nearest medical services, with a total of 53 beds and a staff of more of 7 physicians. Recreational amenities in Linden and Perry County include two city-owned parks, and Mousetail Landing State Park and the Tennessee and Buffalo River's provide additional recreational opportunities.

Schools

The county school systems consists of two elementary schools, one middle school and one high school as well as an Alternative school. The nearest state community college is located in Hohenwald. Approximately 75.2% (2016) of the Perry County population has at least a high school education, with only 9.8% having a Bachelor Degree or higher as of 2016.

2/15/2019

Economic Influences

Employment

According to the U.S. Bureau of Labor Statistics for the Sate of Tennessee, the estimated labor force in Perry County was 3,256 as of 2017. It had an unemployment rate of 3.9% which surpassed the average unemployment rate of 5.7% in Tennessee during the same time period. The unemployment rate for Tennessee is listed at 4.2% for June 2017, while the unemployment rate for Perry County is listed at 3.7% for the same time period, though summer months typically have a short lived rise in employment. The following chart shows the labor force, percent change in labor force and the unemployment rates (Not Seasonally Adjusted) at the start of each year for Perry County and Tennessee over the last decade. As can be seen, the unemployment rate for Perry County decreased from a high of 21.8% in 2008 to a low of 5.9% in 2015 and is currently listed at 4.3 % (August 2017).

EMPLOYMENT						
YEAR (January)	Perry County	% Change	Unemployment Rate (Lake)	TENNESSEE (Employed)	% Change	Unemployment Rate (TN)
2005	3,300	-	5.7%	2,847,626	-	6.3%
2006	3,240	-1.82%	5.4%	2,940,182	3.25%	5.7%
2007	3,091	-4.60%	9.5%	3,055,192	3.91%	5.1%
2008	2,882	-6.76%	21.8%	3,035,808	-0.63%	5.9%
2009	2,691	-6.63%	19.0%	3,037,143	0.04%	9.8%
2010	3,126	16.17%	12.0%	3,038,585	0.05%	11.2%
2011	3,091	-1.12%	10.3%	3,101,841	2.08%	10.1%
2012	3,141	1.62%	9.7%	3,076,071	-0.83%	8.3%
2013	2,977	-5.22%	8.3%	3,084,527	0.27%	8.7%
2014	3,120	4.80%	7.2%	2,999,401	-2.76%	6.7%
2015	3,126	0.19%	5.9%	3,041,097	1.39%	6.6%
2016	3,212	2.75%	6.8%	3,070,950	0.98%	4.8%
2017	3,256	1.37%	4.3%	3,163,810	3.02%	5.7%
Average	3,096	0.06%	9.7%	3,037,864	0.90%	7.3%

Source: U.S. Bureau of Labor Statistics

Per Capita Income

As shown in the following chart, the Perry County per capita income increased at an average of 2.05% over the past decade, increasing at a slower rate than the state of Tennessee, and the United States overall. Additionally, the Perry County per capita income in 2016 of $ 29,390 lags 22% behind the state of Tennessee and 41% behind the United States overall. The median household income in Perry County in 2016 was $31,274 and the median house value was $ 81,900.

2/15/2019

PER CAPITA INCOME						
YEAR	Perry County	% Change	TENNESSEE	% Change	UNITED STATES	% Change
2007	$ 24,554	-	$ 34,117	-	$ 39,776	-
2008	$ 24,288	-1.08%	$ 35,322	3.53%	$ 41,052	3.21%
2009	$ 23,939	-1.44%	$ 34,635	-1.95%	$ 39,366	-4.11%
2010	$ 23,841	-0.41%	$ 35,653	2.94%	$ 40,275	2.31%
2011	$ 25,138	5.44%	$ 37,452	5.05%	$ 42,467	5.44%
2012	$ 26,335	4.76%	$ 38,771	3.52%	$ 44,263	4.23%
2013	$ 26,837	1.91%	$ 38,806	0.09%	$ 44,457	0.44%
2014	$ 27,689	3.17%	$ 40,233	3.68%	$ 46,469	4.53%
2015	$ 28,668	3.54%	$ 42,094	4.63%	$ 48,426	4.21%
2016	$ 29,390	2.52%	$ 43,380	3.06%	$ 49,255	1.71%
Average	26,068	2.05%	38,046	2.73%	43,581	2.44%

Source: U.S. Bureau of Economic Analysis

Residential Growth

The following chart indicates the growth trends of residential development and construction in Perry County over the past several years. As can be seen, building permit issuances varied from zero to five between the years of 2003 and 2016. The recent two years indicates some significant growth for the county due to some new residential developments located along the Tennessee river.

Perry County BUILDING PERMITS (Single Family Residences & Multi-Family Units)													
2003		2004		2005		2006		2007		2008		2009	
0	0	0	0	0	0	0	0	0	0	0	0	1	0
TOTALS		0		0		0		0		0		1	
Const. Cost		$0		$0		$0		$0		$0		$100,000	
2010		2011		2012		2013		2014		2015		2016	
1	0	0	0	0	0	0	0	0	0	4	0	5	0
1		0		0		0		0		4		5	
$125,000		$0		$0		$0		$0		$780,670		$975,838	

Source: United States Census Bureau

Retail Sales

Retail sales have increased $43.48 million to $67.74 million from 2001 to 2016, for an average annual increase of approximately 3.7 percent.

2/15/2019

Major Employers

Perry County's economic base can be characterized as being generated from retail trade and services and industry. NYX Inc., is the major employer in the county and is a provider of automotive interior and under-hood solutions.

EMPLOYER	No. of Employees
1. NYX, Inc.	325
2. Graham Lumber Company	75
3. Teague Brothers	30

Governmental Influences

Linden is served by a Mayor/Alderman form of government, while the County has a Mayor and Legislative Commissioner form of government. Police and Sheriff's Departments provide police protection. Volunteer Fire Departments serve Linden and Perry county exclusively.

Public water, natural gas, public sewer, electricity and telephone service are available inside city limits in Linden. Public sewer is not available in unincorporated areas of Perry County. Per the Health Departments in Perry County, there is no minimum lot size requirement for a septic system provided that adequate duplication area exists. Applications for permits are evaluated on a case-by-case basis.

Transportation

There nearest general aviation airports are located at Perry County Airport approximately 3.5 miles outside of Linden. The nearest commercial service is available in Nashville, some 70 miles to the northeast. The major north-south highways serving Perry County are State Routes 13, 50 and 128, while the major east-west route is State Route 412 and 438. All are two-lane state highways.

Conclusion

In summary, Linden and Perry County have experienced modest growth in the past. The area will most likely see some growth as a result of the new development along the Tennessee river. The area's location and the proximity of the Tennessee and Buffalo River are assets which should provide an impetus for economic growth.

Refer to the Area Data in the Addendum.

IMMEDIATE NEIGHBORHOOD INFORMATION

The subject neighborhood is generally considered to be rural Perry County, more specifically the outlying areas of the City of Linden along the Tennessee River in northwest Perry County. This area is primarily agricultural, rural residential, and recreational in nature.

Refer to the Neighborhood Map in the Addendum.

ZONING

The subject is not zoned, which is typical in rural Perry County and west Tennessee. Most any practical use is allowable.

FLOOD ZONE INFORMATION

The subject tract is shown on Flood Insurance Rate Maps 47135C0125D and 47135C0150D dated September 29, 2010 for Perry County, Tennessee.

Tract #1 appears to lie entirely within the FEMA-identified 100-Year flood plain.

Approximately 280 AC (20%) of **Tract #2** appears to lie within the FEMA-identified 100-Year flood plain. This is typical for agricultural/recreational use property in the area and is not considered to appreciably affect value.

Refer to the Flood Map(s) in the Addendum.

TAXES

According to the information in the Assessor's office, the subject is valued for tax purposes as follows:

Tax Parcel	Land Value	Building Area	Improvement Tax Appraisal	Total Market Value	Assessed Value @ 25%
38-1.00	$1,955,700	864	$12,600	$1,968,300	$492,075
Current COUNTY Tax Rate					$0.02450
TAXES					**$12,056**
TAXES (ROUNDED)					**$12,050**

Refer to the Tax Card and Tax Map in the Addendum.

2/15/2019

SITE DATA	
Location and Dimensions	The subject consists of an approximately 1,821 AC overall tract situated along the Tennessee River, approximately 10 miles south of Interstate 40 in northwest Perry County. For report purposes, it is referred to as two individual tracts, being **Tracts #1 & #2**. **Tract #1** is the most western portion, having approximately 9,000 feet of frontage along the east margin of the Tennessee River, and access is *proposed* via a permanent 75 ft. ingress/egress easement, per the Contract of Sale. Per "Exhibit A" within the Contract of Sale, **Tract #1** will contain +/- 450 AC. This area is *assumed* accurate and utilized for the purposes of this report, as no recent survey was provided by the owner. **Tract #2** is situated along Lake Road and Bunker Hill Road, adjacent and east of **Tract #2** and the Tennessee River. Per measurements from tax records, it has approximately 800 linear feet of frontage along the east margin of the Tennessee River, +/- 3,900 feet of frontage along the west margin of Lake Road, +/- 4,800 ft. of frontage along the north margin and +/- 12,000 ft. of frontage along the south and east margins of Bunker Hill Road, and contains +/- 1,371 acres. This area is *assumed* accurate and utilized for the purposes of this report, as no recent survey was provided by the owner.
Topography	**Tract #1** is generally level to gently rolling. **Tract #2** varies from level to sloping. **Tract #1** appears to lie entirely within the FEMA-identified 100-Year flood plain. **Approximately 280 AC (20%)** of **Tract #2** appears to lie within the FEMA-identified 100-Year flood plain. This is typical for agricultural and/or recreational use property in the area and is not considered to appreciably affect value. Tax records indicate +/- 75% of the overall tract is in woodland, with 15% in open rotation and the balance open pasture. Aerial imagery appears to reasonably confirm these ratios. Per a timber cruise provided by the owner, the subject tract contains +/- 1,330 AC of woodland, with an estimated stumpage value of $ 1,612,000 ($1,200/AC) as of June 20, 2015. Assuming an increase of 3% per year for volume (growth) and nominal inflation, the estimated value would be $ 1,780,000 ($ 1,350/AC)

2/15/2019

Access/Visibility	Fair to Average. **Tract #1** will be accessed via a *proposed* permanent 75 ft. ingress/egress easement thru **Tract #2** improved with a county road, per the Contract of Sale. Additionally, it has +/- 109,000 feet of frontage along the east margin of the Tennessee River. **Tract #2** has approximately 800 linear feet of frontage along the east margin of the Tennessee River, +/- 3,900 feet of frontage along the west margin of Lake Road, and +/- 4,800 ft. of frontage along the north margin of Bunker Hill Road and +/- 12,000 ft. of frontage along the south and east margins of Bunker Hill Road.
Public Improvements	Bunker Hill Road is a two-lane publically maintained asphalt roadway in fair to average condition. Lake Road is a two-lane publically maintained combination gravel and asphalt roadway in average condition. Per tax records, only power is available to the site. However, public water was noted and available to portions of the subject site. Sanitary sewer is not available in the area, therefore septic systems would be required for development.
Easements or Encroachments	**Tract #1** will be accessed via a *proposed* permanent 75 ft. ingress/egress easement thru **Tract #2** improved with a county road, per the Contract of Sale. No other easements or restrictions are noted other than typical right-of-way and utility easements, which have no appreciable effect on value.
Conformity	It is a fairly typical agricultural tract for the area.
Nuisances & Hazards	None noted.
Improvements	See the detailed description on the following page. **Tract #1 is unimproved. Tract #2** is improved with a +/- 1,344 SF single-family residence and a +/- 2,400 SF shop. For report purposes, the improvements are valued per the Cost Approach and added as a lump sum to the appropriate indicated land value.
Conclusion	The site is a fairly typical agricultural tract in rural northwest Perry County with good frontage along the Tennessee River. The site is considered 100% useable. The size and shape of the tract would primarily accommodate an agricultural, residential and/or recreational use.

2/15/2019

DESCRIPTION OF THE IMPROVEMENTS - Tract #2	
General Description	A +/- 1,344 SF single-family residence and a +/- 2,400 SF shop situated on +/- 1,371 AC.
Exterior Description	The wood-frame single-family residence is constructed on a crawl space with a wood-siding exterior and a low-pitch metal roof. Per measurements provided by the owner, it is rectangular in shape, generally measuring 56 ft. wide by 24 ft. deep and contains 1,344 SF. Additionally, there is a +/- 216 SF covered front porch and a 48 SF side porch. Windows are residential quality vinyl and doors are no-lite metal. Eave height is approximately 8 ft.
Interior Description	The interior layout consists of a central living room and kitchen, two bedrooms, and two baths to the left being the original cabin. The addition to the right side of the living area includes a master bedroom, master bath and washroom. Finish out characteristics include hardwood floors in the living areas, with ceramic tile floors in the halls and baths. Wall and ceilings are wood, with varied lighting schemes. Kitchen cabinets are low-cost residential with solid-surface countertops and stainless steel appliances.
Mechanical	Per the owner, the cabin is heated and cooled. An individual well is required for water and a septic system is required for sanitary sewage. The location and condition of the subject's well and septic system are unknown and the report *assumes* both to be in good working order.
Electrical	The electrical is commensurate with the quality and type of improvement.
Functional Utility	The property is reasonably well laid out for the current use. The functional utility is considered average.
Ancillary Improvements	There is a 40 ft. by 60 ft. rectangular shop containing +/- 2,400 SF. It has two 10 ft. sliding doors on the left side opening to a concrete apron and an 800 SF shelter with a concrete floor attached to the right side. Per the owner, it was constructed in 2015 at a cost of $ 60,000
Site Amenities	Per the owner, 400+ loads of gravel and 12 culverts were installed in 2016/2017 to improve and/or construct roads at a cost of +/- $ 120,000.

AWL
2/15/2019

Age and Condition	Tax records indicate that the single-family residence was constructed in 1985 and has an actual age of 33 years. Per the owner, it was remodeled in 2017/2018 and a 480 SF addition was completed at an estimated cost of $ 50,000. It appears to have been reasonably well maintained, with no significant deferred maintenance noted beyond that intrinsic within the estimated effective age. A blended effective age of 20 years is estimated. Per the owner, the shop was constructed in 2015 at a cost of $60,000 and has an actual age of 3 years. An effective age of 3 years is utilized.
Building Type and Quality	From a valuation perspective, the single-family residence is considered to best represent a Low Cost Quality "Class D" Single-Family Residence, as listed in Marshall Valuation, Section 12, page 25, dated August 2018. It has an anticipated 60-year life. From a valuation perspective, the shop is considered to be an Average Quality "Class D-Pole" Light Commercial Equipment (Shop) Building, as listed in Marshall Valuation, Section 17, page 13, dated May 2017. It has an anticipated 35 to 45 year life.
Equipment	The appraisers are not experts at valuing equipment and **no** equipment is included in the final value estimate.
Environmental Assessment	The appraisers are not qualified experts in the identification and/or assessment of environmental hazards. The report *assumes* that the site is environmentally clean. The client should verify this to their own satisfaction.
Conclusions	The improvements generally conform to the area. They are in average condition overall and have sufficient economic life remaining. No significant negatives are noted.

Refer to the Building Sketches and the Subject Photos in the Addendum.

Refer to the Aerial Maps on the following pages.

SWZ
2/15/2019

AERIAL MAP - Tract #1 (Portion Map 38, Parcel 1.00)

+/- 450 AC Tract


450.11 ac

2/15/2019

AERIAL MAP - Tract #2 (Portion Map 38, Parcel 1.00)

+/- 1,330 AC Tract



Deer Creek Rd
AE
AE
1.59 sq mi
AE
AE
305.09 ac
AE
AE
Owl Hollow Rd
AE

2/15/2019

HIGHEST AND BEST USE

The highest and best use of land is not dependent upon an owner or developer. The highest and best use is determined by competitive forces found in the market place. Essentially, the highest and best use is an economic study of market forces which affect the subject property and lead to the ultimate value conclusions found in the report.

Market forces tend to shape market value. The highest and best use of a property being appraised provides a foundation for a through investigation of the competitive positions of market participants. Consequently, highest and best use can be described as the foundation on which market value rests.

Purchasers of investment property are typically motivated by the attraction of net income or capital accumulation and perhaps tax advantages. Investors are concerned with the feasibility and the probability that a project has the likelihood of satisfying explicit investment objectives. These objectives will include ensured occupancy, low management costs, and potential value enhancement (appreciation). Buyers who are owner/users contemplate purchasing real estate for personal use. They are motivated by the perceived benefits of enhanced enjoyment, prestige and privacy.

The Appraisal Institute defines highest and best use as follows:

> "The most profitable, likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on an uncertain act of another person, the intention cannot be considered."

> "That use of the land that may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use that will yield to land the highest present value, sometimes called 'optimum use'."

In estimating the highest and best use, there are essentially four questions of analysis:

1. *Permissible use* (legal) What uses are permitted by zoning and deed restrictions on the site in question?
2. *Possible use*. What uses of the site in question are physically possible?
3. *Feasible use*. Which possible and permissible uses will produce a net return to the owner of the site?
4. *Highest and best use*. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land or site if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvement is not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating highest and best use. The use must be legal and probable, not speculative or conjectural. A demand for the use must exist and it must yield the highest net return to the land for the longest period. These tests are applied to the improved and vacant property. To arrive at an estimate of highest and best use, the subject sites were analyzed "as if vacant" and available for development, and as currently improved, as appropriate.

HWJ 2/15/2019

HIGHEST AND BEST USE *"AS IF VACANT"*

Permissible Use

The first constraints in the use of the property are the legally permissible uses. The only identified legal restrictions that apply to the subject property are private restrictions and the public restrictions of zoning. No known private restrictions affect property title. Only common restrictions for utility easements exist, and they are not of any consequence.

The subject tract is not zoned, typical in rural west Tennessee. Most any practical and legal use would be considered permissible.

Possible Use

The next constraint on the possible use of the property is dictated by the physical aspects of the site. The size, shape, access, topography and location of the parcel are the most important determinants of value. The ultimate utility of the site is determined by how these factors influence the use of the site. In general, the larger the site, the greater its potential to achieve economies of scale and flexibility in development. Maximizing the building coverage or allowed square footage generally maximizes the use of the site.

The subject tract contains +/- 1,821 useable acres, being a +/- 450 AC "future development" tract along the river and the remaining +/- 1,371 acre agricultural/recreational tract. This size allows for most medium to larger size agricultural/recreational uses. There are no known restrictions or easements other than typical easements for utilities that would restrict the size of the tracts. The shape of the tract would accommodate a variety of improvements. It has adequate road frontage and access.

Although **Tract #1** is located entirely within the FEMA-identified 100-Year flood plain (Zone AE), this is typical along the river and homes can typically be constructed as long as the ground floor is 1 foot above the BFE (base flood elevation). Topographically, the subject tracts are considered to be 100% useable. It is reasonable to assume that by virtue of its size, shape, access, topography and location, the site lends itself to primarily agricultural, residential and/or recreational uses for maximum utilization.

Feasible Use

The next step in the process is to determine the financial feasibility of the uses that have been identified as physically possible and legally permissible. Any agricultural or recreational (including rural residential use) could reasonably be considered feasible.

AWL
2/15/2019

Highest and Best Use

Several factors must be analyzed to determine which feasible use is the highest and best use. The immediate area is rural Perry County, more specifically the outlying areas of the City of Linden along the Tennessee River in northwest Perry County. This area is primarily agricultural, rural residential, and recreational in nature. The demand for agricultural land is average in the Perry County area, as evidenced by recent sales and the increasing per acre costs. No use could be identified that could be considered more compatible with surrounding uses. No zoning use change is considered practical. An agricultural use is neither speculative nor conjectural. No proposed use could provide the land with a net income higher than an agricultural or recreational use.

It should be noted that **Tract #1** is under contract for "future residential development", which would appear to be the highest and best use of the Tennessee River frontage.

Assuming **Tract #2** was vacant and available for use today, the highest and best use would be for continued agricultural/recreational use.

HIGHEST AND BEST USE *"AS IMPROVED"*

Tract #2 is improved with a +/- 1,344 SF single-family residence and a 2,400 SF shop.

The improvements conform to the overall development of the neighborhood and continue to contribute to the overall value of the property. No alternative uses were identified that would economically justify the removal or change in use of the existing improvements. As a result, the highest and best use in the **"as improved"** condition is considered to be the current use, as agricultural/recreational use tract.

2/15/2019

METHODS OF VALUATION

There are typically three generally acceptable approaches to value utilized in the appraisal of real estate, namely the Cost Approach, the Sales Comparison Approach and the Income Approach. The type of property appraise, the age of the improvements, the availability of verifiable market data, the interest being appraised and other factors usually determine which approaches are utilized and which have the greatest emphasis placed upon them.

The subject consists of a vacant +/- 450 AC "future development" tract along the Tennessee River and a +/- 1,371 AC agricultural tract.

Cost Approach: This approach in appraisal analysis is based on the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same quality as the subject property. It is particularly applicable when the property being appraised involves relatively new improvements which represent highest and best use of the land, or when relatively unique or specialized improvements are located on the site for which there exist no comparable properties on the market. Additionally, for properties that are valued primarily for income producing ability and contain varying amounts of business value, this approach is given limited weight.

The cost approach was used to derive the contributory value of the improvements on improved Tract #2. This approach was deemed applicable and was included in the report.

Income Approach: Income producing property is typically purchased for investment purposes, thus the projected net income stream is the critical factor affecting its market value. An investor purchasing an income producing property is, in effect, trading a sum of dollars in the present for the right to receive an income stream in the future. This concept has a relationship to value called capitalization. This approach is more meaningful when the leased fee or leasehold estate interest is being appraised. It too is more reliable when there are sufficient comparable data available, and is less reliable when the quality of the data is weak.

There was an insufficient amount of operating data available with which to utilize the income approach. Although considered, it was not deemed applicable and is not utilized in the report.

Sales Comparison Approach: This approach in appraisal analysis is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing property with the same utility. This approach is applicable when an active market provides sufficient qualities of reliable data which can be verified from reliable sources. The sales comparison approach is less reliable in an inactive market, an under performing improvement or in estimating the value of properties for which no real comparable sales data are available. It is also questionable when sales data cannot be verified with principals to the transaction.

There were a sufficient number of verified sales of vacant tracts considered reasonably similar to the subject tracts. As a result, this approach was deemed applicable and was included in the report. Additionally, this is the primary method of valuation for vacant land.

The contributory value of the improvements on **Tract #2** as derived per the Cost Approach is added to land value of said parcel to arrive at an overall market value.

2/15/2019

LAND *"AS IF VACANT"*

An important consideration in any value conclusion is the value of the site without the improvements. The relationship between vacant site value and the value of the property as a whole will help the investor make many decisions relating the highest and best use of the property.

In comparing, analyzing and adjusting the vacant sales, various elements of comparison that affect sales price are analyzed for each sale. These elements include (1) property rights conveyed, (2) financing, (3) conditions of the sale, (4) market conditions (time), (5) location, (6) physical characteristics and (7) income characteristics.

The most practical method of determining site value is the Sales Comparison approach. Vacant land sales in the area of the subject are compared with the subject property to determine an estimate of fair market value.

The unit of comparison used is the price per acre, as it is the most noted unit of comparison used for similar use tracts in this market.

As **Tract #1** and **Tract #2** vary considerably in characteristics, two sets of comparable sales are utilized.

Sales were researched in the Perry County market, with no recent sales located that were judged reasonably similar. As a result, the search was expanded to include slightly more dated and distant sales in competing areas of West Tennessee with a limited but sufficient number of sales deemed reasonably similar to the subject identified. All information was extracted from records at the appropriate County Courthouse, and, where possible, was confirmed with at least one party involved in the transaction.

The following sales are utilized to value Tracts #1, being the "future development tract" situated along the Tennessee River. The sales considered most similar are summarized in the table below and listed in detail on the following pages.

Refer to the Vacant Sales Location Map (Tract #1) provided in the Addendum.

COMPARABLE LAND SALES SUMMARY TABLE (Tract #1)

No.	Location	Sale Date	Price	Size in Acres	Price/ Acre
1	W of Antioch Harbor Road	05/04/2017	$396,006	50.770	$7,800
2	E/S Kaleigh Lane	08/12/2016	$230,000	43.357	$5,305
3	380 Ellis Lane	06/22/2015	$1,950,000	280.909	$6,942
4	Hagler Ridge Road	05/07/2012	$1,425,000	236.000	$6,038
5	S/S Girl Scout Camp Road	05/30/2008	$1,500,000	320.568	$4,679

2/10/2019

Land Sale No. 1


58.77 ac
AE
Swamp Creek

Property Identification

Record ID	5154
Property Type	Agricultural, Wetland/Recreational
Property Name	Swamp Creek Farm
Address	W of Antioch Harbor Road, Springvillle, Henry County, Tennessee 38256
Tax ID	72-5.01

Sale Data

Grantor	Lakeland Farms, LLC
Grantee	Swamp Creek Farm, LLC
Sale Date	May 04, 2017
Deed Book/Page	466/280
Property Rights	Fee Simple
Marketing Time	Unknown
Conditions of Sale	Typical market transaction
Financing	Cash to Seller
Sale History	No transfers noted within prior three year period
Verification	Public Records, Deed; Confirmed by Travis McMasters
Sale Price	$396,006
Cash Equivalent	$396,006
Adjusted Price	$396,006

SWL 2/15/2019

Land Sale No. 1 (Cont.)

Land Data	
Zoning	None
Topography	100% useable
Utilities	Power only
Shape	Irregular
Flood Info	see remarks
Land Size Information	
Gross Land Size	50.770 Acres or 2,211,541 SF
Useable Land Size	50.770 Acres or 2,211,541 SF , 100.00%
Front Footage	1,075 ft TN National Wildlife Refuge;
Indicators	
Sale Price/Gross Acre	$7,800 Actual or $7,800 Adjusted
Sale Price/Gross SF	$0.18 Actual or $0.18 Adjusted
Sale Price/Useable Acre	$7,800 Actual or $7,800 Adjusted
Sale Price/Useable SF	$0.18 Actual or $0.18 Adjusted

Remarks

This is the sale of a +/- 51 AC recreational tract adjacent to the Tennessee National Wildlife Refuge along the north boundary of Swamp Creek, a tributary of Kentucky Lake. Additionally, approximately 40% (21.3 AC) of the southwestern portion of the tract is located within the FEMA-designated 100-year flood plain.

The tract is a portion of parcel 65-48.02 which adjoins the buyer's current property.

The sales price per front foot along the Big Sandy River is $ 368/LF (R).

2/15/2019

Land Sale No. 2


AE
AE
AE
AE
River

Property Identification

Record ID	5155
Property Type	Agricultural, Wetland/Recreational
Property Name	Big Sandy River
Address	E/S Kaleigh Lane, Springville, Henry County, Tennessee 38256
Tax ID	91-18.04
Longitude, Latitude	W-88.106900, N36.307781

Sale Data

Grantor	Pamela F. Carr
Grantee	Thomas Phillip Rogers and Beth N. Rogers
Sale Date	August 12, 2016
Deed Book/Page	448/411
Property Rights	Fee simple
Conditions of Sale	Typical market transaction
Financing	Cash to Seller
Sale History	No transfers noted within prior three year period
Verification	Public Records, Deed; Confirmed by Shane McAlexander

Sale Price	$230,000
Cash Equivalent	$230,000
Adjusted Price	$230,000

2/15/2019

Land Sale No. 2 (Cont.)

Land Data	
Zoning	None
Topography	Rolling
Utilities	Electricity only per tax card
Shape	Irregular
Flood Info	See Remarks
Land Size Information	
Gross Land Size	43.357 Acres or 1,888,631 SF
Unusable Land Size	43.357 Acres or 1,888,631 SF , 100.00%
Front Footage	2,867 ft Total Frontage: 2,837 ft Big Sandy River (Kentucky Lake); 30 ft Kaleigh Lane (Stub);
Indicators	
Sale Price/Gross Acre	$5,305 Actual or $5,305 Adjusted
Sale Price/Gross SF	$0.12 Actual or $0.12 Adjusted
Sale Price/Unusable Acre	$5,305 Actual or $5,305 Adjusted
Sale Price/Unusable SF	$0.12 Actual or $0.12 Adjusted
Sale Price/Front Foot	$80 Actual or $80 Adjusted

Remarks

This is the sale of a lot at the end of Kaleigh Road with frontage along the Big Sandy River portion of Kentucky Lake. Per tax records, it lies approximately 90% in open rotation/cropland with the balance in woodland. Aerial imagery appears to reasonably confirm this ratio. Additionally, approximately 60% of the tract (along Kentucky Lake) appears to be located within the FEMA-identified 100-Yr. flood plain (Zone AE). Per the deed, this tract is subject to a "flowage easement" as recorded in Deed Book 44, pages 379 & 381.

The sales price per front foot along the Big Sandy River is $ 81/LF (R).

SWJ 2/15/2019

Land Sale No. 3



Swamp Creek

Property Identification

Record ID	5153
Property Type	Agricultural, Wetland/Recreational
Property Name	Swamp Creek Farm
Address	380 Ellis Lane, Springvillle, Henry County, Tennessee 38256
Tax ID	72-5.00

Sale Data

Grantor	Swamp Creek LLC
Grantee	H. Calister Turner, III
Sale Date	June 22, 2015
Deed Book/Page	421/612
Property Rights	Fee Simple
Marketing Time	Unknown
Conditions of Sale	Typical market transaction
Financing	Cash to Seller
Sale History	No transfers noted within prior three year period
User 4	Q/C for $0 on 03/28/2017 (DB 462/897)
Verification	Prior Appraisal, Public Records, Deed; Other sources: Shane McAlexander, Appraisal, Confirmed by Shane McAlexander

Sale Price	$2,200,000
Cash Equivalent	$2,200,000
Downward Adjustment	$250,000 Improvements
Adjusted Price	$1,950,000

HWJ 2/15/2019

Land Sale No. 3 (Cont.)

Land Data	
Zoning	None
Topography	100% useable
Utilities	Power only
Shape	Irregular
Flood Info	See remarks

Land Size Information	
Gross Land Size	280.909 Acres or 12,236,396 SF
Useable Land Size	280.909 Acres or 12,236,396 SF , 100.00%
Front Footage	10,948 ft Total Frontage: 2,500 ft Ellis Lane; 8,450 ft TN National Wildlife Refuge;

Indicators	
Sale Price/Gross Acre	$7,832 Actual or $6,942 Adjusted
Sale Price/Gross SF	$0.18 Actual or $0.16 Adjusted
Sale Price/Useable Acre	$7,832 Actual or $6,942 Adjusted
Sale Price/Useable SF	$0.18 Actual or $0.16 Adjusted
Sale Price/Front Foot	$201 Actual or $178 Adjusted

Remarks

This is the sale of a +/- 280 AC recreational tract adjacent to the Tennessee National Wildlife Refuge along the north boundary of Swamp Creek, a tributary of Kentucky Lake. Per tax records, it lies approximately 70% in open pasture/rotation with the balance in woodland. Aerial imagery appears to reasonably confirm this ratio. Additionally, approximately 25% (72 AC) of the tract, traversing in a north-south direction through the center of the tract, is located within the FEMA designated 100-year flood plain.

At the time of purchase, there was a +/- 1,796 SF Log home, as well as a +/- 3,192 SF Shop with living quarters on the site with an estimated contributory value of $ 250,000 (R) per the Cost Approach.

The tract was subsequently Quitclaim transferred for $0 on 03/28/2017 (DB 462/897).

The sales price per front foot along the Big Sandy River is $ 231/LF (R).

HWA 2/15/2019

Land Sale No. 4


237.98 ac
AE
AE

Property Identification

Record ID	3738
Property Type	Agricultural, Wetland/Recreational
Property Name	Backwater Lodge, LLC
Address	Hagler Ridge Road, Springvillle, Henry County, Tennessee 38256
Tax ID	131-4.00, 19.00 & 34.00

Sale Data

Grantor	Joe E. & Patricia L. Clary
Grantee	Backwater Lodge, LLC
Sale Date	May 07, 2012
Deed Book/Page	349/152
Property Rights	Fee Simple
Marketing Time	Unknown
Conditions of Sale	Typical market transaction
Financing	Cash to Seller
Sale History	No transfers within the past 3 years.
Verification	Public Records, Deed; Confirmed by David M. Whalley, MAI

Sale Price	$1,500,000
Cash Equivalent	$1,500,000
Downward Adjustment	$75,000 Improvements
Adjusted Price	$1,425,000

2/15/2019

Land Sale No. 4 (Cont.)

Land Data

Zoning	None
Topography	Partially wooded, 100% useable
Utilities	Power only
Shape	Slightly irregular
Flood Info	Does not appear to lie in a FEMA designated flood plain

Land Size Information

Gross Land Size	236.000 Acres or 10,280,160 SF
Useable Land Size	236.000 Acres or 10,280,160 SF , 100.00%
Front Footage	600 ft Total Frontage: 600 ft N/S Highway 79N; 3,600 ft Big Sandy River;

Indicators

Sale Price/Gross Acre	$6,356 Actual or $6,038 Adjusted
Sale Price/Gross SF	$0.15 Actual or $0.14 Adjusted
Sale Price/Useable Acre	$6,356 Actual or $6,038 Adjusted
Sale Price/Useable SF	$0.15 Actual or $0.14 Adjusted
Sale Price/Front Foot	$2,500 Actual or $2,375 Adjusted

Remarks

This is the sale of a +/- 236 AC recreational tract adjacent to the Big Sandy River, a tributary of Kentucky Lake. At the time of purchase, there was a 1,900 SF 1.5 story frame single-family home on the site with an estimated contributory value of $ 75,000. Per tax records, it is approximately 75% in open pasture/rotation with the balance in woodland. Additionally, approximately 25% of the tract, being the portion adjacent to Big Sandy Creek, is located within the FEMA designated 100-year flood plain.

The sales price per front foot along the Big Sandy River is $ 417/LF (R).

HWD
2/15/2019

Land Sale No. 5


Big Sandy River

<u>Property Identification</u>

Record ID	3743
Property Type	Agricultural, Wetland/Recreational
Property Name	Reelfoot Girlscout - Camp Hazelwood
Address	S/S Girl Scout Camp Road, Springville, Henry County, Tennessee 38256
Tax ID	47-11.00 & 12.01, 46-2.01

<u>Sale Data</u>

Grantor	Girl Scouts of Reelfoot, Inc
Grantee	Henry County, Tennessee
Sale Date	May 30, 2008
Deed Book/Page	253/152
Property Rights	Fee Simple
Marketing Time	Unknown
Conditions of Sale	Typical market transaction
Financing	Cash to Seller
Sale History	No transfers within the past 3 years.
Verification	Public Records, Deed; Confirmed by David M. Whalley, MAI

Sale Price	$1,500,000
Cash Equivalent	$1,500,000
Adjusted Price	$1,500,000

2/15/2019

Land Sale No. 5 (Cont.)

Land Data	
Zoning	None
Topography	Wooded, 100% useable
Utilities	Power only
Shape	Irregular
Flood Info	See Remarks
Land Size Information	
Gross Land Size	320.568 Acres or 13,963,942 SF
Useable Land Size	320.568 Acres or 13,963,942 SF , 100.00%
Front Footage	8,870 ft Total Frontage: 4,170 ft Girl Scout Camp Road; 4,700 ft Camp Hazelwood Drive;
Indicators	
Sale Price/Gross Acre	$4,679
Sale Price/Gross SF	$0.11
Sale Price/Useable Acre	$4,679
Sale Price/Useable SF	$0.11
Sale Price/Front Foot	$169

Remarks

This is the sale of a +/- 320 AC recreational tract with 2.6 miles of frontage along Big Sandy River (Kentucky Lake) in Springville, TN. Per aerial imagery, it is approximately 80% in woodland with the balance in open pasture. Approximately 5% of the overall tract is located within the FEMA-designated 100-year flood plain.

It was subsequently purchased by the State of Tennessee for $ 1,519,330 for annex with Paris Landing State Park. The sales price per front foot along the Tennessee River is $ 110/LF (R).

2/15/2019

VACANT LAND SALES ANALYSIS (Tract #1)

SALE NUMBER	1	2	3	4	6
SALES PRICE ($)	396,006	230,000	1,950,000	1,425,000	1,500,000
SIZE (AC)	50.77	43.36	280.91	236.00	320.57
PRICE PER AC ($)	7,800	5,305	6,942	6,038	4,679
PROPERTY RIGHTS	FEE	FEE	FEE	FEE	FEE
ADJUSTMENT	0	0	0	0	0
FINANCING	TYPICAL	TYPICAL	TYPICAL	TYPICAL	TYPICAL
ADJUSTMENT	0	0	0	0	0
CONDITIONS OF SALE	NONE	NONE	NONE	NONE	NONE
ADJUSTMENT	0	0	0	0	0
ADJ PRICE PER AC ($)	7,800	5,305	6,942	6,038	4,679
DATE OF SALE	05/17	08/16	06/15	05/12	05/08
ADJUSTMENT	234	239	486	725	562
ADJ PRICE PER AC ($)	8,034	5,544	7,428	6,763	5,241
LOCATION	0	0	0	0	0
	-89%	-90%	-38%	-48%	-29%
SIZE	(1,205)	(832)	0	0	0
	1,075	2,837	8,450	3,600	13,500
SHAPE/FRONTAGE	0	0	0	0	0
	40%	60%	25%	25%	5%
TOPOGRAPHY	(803)	(554)	(1,486)	(1,353)	(1,048)
ZONING	0	0	0	0	0
UTILITIES	0	0	0	0	0
INCOME CHARACTERISTICS	0	0	0	0	0
TOTAL ADJUSTMENT	(2,009)	(1,386)	(1,486)	(1,353)	(1,048)
ADJUSTED PRICE/AC	$6,026	$4,158	$5,942	$5,410	$4,193

2/15/2019

Vacant Sales Analysis (Tract #1)

In comparing, analyzing and adjusting the previous vacant sales, various elements of comparison that affect sales price are analyzed for each sale. These elements include (1) property rights conveyed, (2) financing, (3) conditions of the sale, (4) market conditions (time), (5) location, (6) physical characteristics and (7) income characteristics.

Property Rights Conveyed

As all sales represented unencumbered fee simple interest conveyances, no adjustments are deemed necessary.

Financing

All sales were made on an all-cash basis or upon financing terms that were readily available in the market and essentially equivalent to cash. Therefore, no adjustments are necessary.

Conditions of the Sale

The conditions of sale of each comparable property are believed to represent arms-length and open market transactions. Therefore, no adjustments are deemed necessary.

Market Conditions (Time)

Adjustment for time or for market conditions at the time of sale is one of the most basic and essential adjustments in the analysis. In general, market conditions are constantly changing as factors such as inflation, deflation, market demand, supply and interest rates deviate. West Tennessee has experienced slightly higher than typical land value increases, especially in the more rural areas that are utilized for agricultural and/or recreational uses. While there were no sales that could reasonably be paired, from other appraisals in the neighborhood, sales of similar use land have shown an increase of 1 to 3% per year over the past 2 to 6 years. With no sales and resales, a minimal 2 percent per year factor was deemed appropriate for inflation and was applied to all sales up to a maximum of 6 years, with no inflation noted prior to that due to the recession.

Location

As can be expected, properties with better locations command higher prices. The subject is situated in rural northwest Perry County, with +/- 10,000 linear feet of frontage along the Tennessee River. All sales were located along the Tennessee/Kentucky River, and had similar hunting or recreational uses as ancillary benefits. Therefore, all sales are judged to be in reasonably similar locations and no adjustments are indicated.

2/15/2019

Physical Characteristics

- Size Adjustment

It is a widely held and accepted theory that, generally, the smaller the parcel the higher the per unit value. This is not as significant factor in agricultural/recreational tracts with similar use and utility. Most buyers of farm tracts have indicated that in reality, a larger tract is more desirable. Additionally, larger agricultural tracts are almost always marketed in smaller tracts when listed or auctioned.

Tract #1 contains +/- 450 acres. *Sales 1 and 2* are somewhat smaller, at 50.77 AC and 43.36 AC respectively, and 15% downward adjustments are made. All remaining comparable sales are reasonably similar in size and no adjustments could be identified for size.

- Shape/Frontage

The subject **Tract #1** is irregular in shape with adequate *proposed* access and good frontage (+/- 10,000 linear ft.) along the east bank of the Tennessee River, with an additional +/- 23,000 linear feet of frontage along interior coves. All sales have similar access and frontage along the Tennessee/Kentucky River and no adjustments could be identified. It should be noted that the sales ranged from $ 81/LF to $ 396/LF of front footage along the Tennessee River, averaging $ 237/LF.

- Topography

The subject **Tract #1** is generally mostly open pasture with the balance in woodland. It lies nearly entirely within the FEMA-identified 100-Year flood plain. This is somewhat typical for agricultural/recreational use land in the area and the site is considered 100% useable. *Sales 1 and 2* lie between 40% and 60% within the FEMA-identified 100-Year flood plain, are considered slightly superior, and minimal 10% downward adjustments are made. All remaining comparable sales lie between 5% and 25% within the FEMA-identified 100-Year flood plain, are considered superior, and 20% downward adjustments are made.

- Zoning

The subject and all of the comparable sales have reasonably similar zoning characteristics and no adjustments are made.

- Utilities

The subject and the comparable sales had reasonably similar utilities available and no adjustments are indicated.

Income Characteristics

All the comparable sales are considered very similar in utility, and thus similar in income producing characteristics. Therefore, no adjustments are deemed necessary.

2/15/2019

Analysis

After adjustments, the comparable sales ranged from a low of $ 4,158 per acre to a high of $ 6,026 per acre. All sales are considered reasonably similar, required typical adjustments, and are therefore given nearly equal weight in the final analysis.

Conclusion

After considering all the necessary adjustments previously discussed, the indicated price per acre of the subject **Tract #1** is estimated to be $ 5,150. The indicated value of the property is therefore calculated as:

AREA (AC)	PRICE PER AC ($)	LAND VALUE ($)
450.00	$5,150	$2,317,500

ROUNDED $ 2,320,000

As noted previously, **Tract #1** has +/- 10,000 linear ft. of frontage along the east bank of the Tennessee River, with an additional +/- 23,000 linear feet of frontage along interior coves. The comparable sales had similar access and frontage along the Tennessee/Kentucky River and ranged from $ 81/LF to $ 396/LF of front footage along the Tennessee River, averaging $ 237/LF. Utilizing this alternative *unit of comparison*, the indicated value of the property is therefore calculated as:

FRONTAGE (LF)	PRICE PER LF ($)	LAND VALUE ($)
10,000 (est.)	$237	$2,370,000

ROUNDED $ 2,370,000

CORRELATION OF THE SALES COMPARISON APPROACH (Tract #1)

From the price per acre analysis, a value of $ 2,320,000 was indicated. From the sales price per linear ft. analysis, a value of $ 2,370,00 was indicated. For development property along the Tennessee River, the price per linear foot would likely be considered the preferred *unit of comparison*. However, no survey or boundary was provided, therefore the river-frontage is estimated, and the two techniques are given nearly equal weight in the final analysis.

TRACT #1 - VALUE FROM THE SALES COMPARISON APPROACH (R) $ 2,350,000

JWT 2/15/2019

Again, as **Tract #1** and **Tract #2** vary considerably in characteristics, two sets of comparable sales are utilized.

The following sales are utilized to value Tract #2, being a +/- 1,371 AC improved agricultural tract situated along the Tennessee River. The sales considered most similar are summarized in the table below and listed in detail on the following pages.

Refer to the Vacant Sales Location Map (Tract #2) provided in the Addendum.

COMPARABLE LAND SALES SUMMARY TABLE (Tract #2)

No.	Location	Sale Date	Price	Size in Acres	Price/ Acre
1	2013 Squeeze Bottom Lane	07/09/2018	$786,733	300.000	$2,622
2	Hartley Cemetery Road	12/14/2017	$400,000	258.000	$1,550
3	South Side of Shake Rag Road	08/17/2017	$285,266	158.481	$1,800
4	N/S N Eagle Creek Road	02/02/2017	$585,000	310.159	$1,886
5	S/S Old Ferry Road (Old TN 114)	01/24/2017	$2,817,023	1,233.000	$2,285
6	N/S Old Ferry Rd (Old TN 114)	09/02/2016	$350,298	139.468	$2,512

HWJ
2/15/2019

Land Sale No. 1



Property Identification	
Record ID	5148
Property Type	Agricultural, Woodland
Property Name	S/W Humphreys County
Address	2013 Squeeze Bottom Lane, Waverly, Humphreys County, Tennessee 37185
Tax ID	149-1.00
Longitude, Latitude	W-87.837667, N35.887243
Sale Data	
Grantor	Robert E. Young Family Farm Partnership
Grantee	Eddie Ray Anderson
Sale Date	July 09, 2018
Deed Book/Page	206/1576
Property Rights	Fee Simple
Marketing Time	Unknown
Conditions of Sale	Typical market transaction
Financing	Cash at closing
Sale History	No transfers noted in the prior three year period.
Verification	DSA files, Public Records, Deed; Other sources: Tyler Nelson-Deep South Appraisals, Confirmed by Shane McAlexander
Sale Price	$946,733
Cash Equivalent	$946,733
Downward Adjustment	$160,000 Improvements (R)
Adjusted Price	$786,733

2/15/2019

Land Sale No. 1 (Cont.)

Land Data

Zoning	None
Topography	Level to rolling
Utilities	Power only, per tax records
Shape	Irregular
Flood Info	See Remarks

Land Size Information

Gross Land Size	300.000 Acres or 13,068,000 SF
Useable Land Size	300.000 Acres or 13,068,000 SF , 100.00%

Indicators

Sale Price/Gross Acre	\$3,156 Actual or \$2,622 Adjusted
Sale Price/Gross SF	\$0.07 Actual or \$0.06 Adjusted
Sale Price/Useable Acre	\$3,156 Actual or \$2,622 Adjusted
Sale Price/Useable SF	\$0.07 Actual or \$0.06 Adjusted

Remarks

This is the sale of a property located approximately 14 miles south of Waverly, TN along the Buffalo River in southern Humphreys County. Although it is situated north of and visible from Interstate 40, access is restricted.

Per tax records, it lies approximately 34 AC (10%) in open pasture/fields, and 4 AC in three man-made ponds, with the remainder in woodland. Aerial imagery appears to confirm these ratios. Additionally, per aerial imagery, the timber did not appear to have been harvested within the past 20-30 years. Approximately 55% of the tract lies within the FEMA-designated 100-Year flood plain.

The property was offered for and negotiated at 300 AC, but a subsequent survey during the contract phase revealed there to be 364.92 AC. This was attributed to the property containing a +/- 65 AC island which formed when the Buffalo River changed courses over the years. The island is bounded by another branch of the Buffalo River and is identified as being entirely wetland acreage. As the additional +/- 65 acres were not part of the original negotiations and have limited utility, the land size for comparison purposes is listed as 300 AC.

The topography of the property is rolling/sloping in the western sections and nearly level near the river frontage. The property is estimated to contain approximately 6,280 feet of frontage along the main Buffalo River.

The improvements were reportedly in average condition and the selling agent indicated \$50/SF was attributed to the two cabins and \$10/SF to the main barn/utility buildings for an estimated contributory value of \$ 160,000, per the confirming appraiser.

HWJ 2/15/2019

Land Sale No. 2



Property Identification

Record ID	4862
Property Type	Agricultural, Woodland
Address	Hartley Cemetery Road, Sugar Tree, Decatur County, Tennessee 38380
Tax ID	16-23.02 and 23.03

Sale Data

Grantor	Mary Louise Gregory
Grantee	Tony Hooper Sawmill, Inc.
Sale Date	December 14, 2017
Deed Book/Page	325/437
Property Rights	Fee simple int.
Marketing Time	188 days
Conditions of Sale	Typical market transaction
Financing	Cash to seller
Sale History	None noted within last three years
Verification	MLS # 177644, Allen Evans (Evans Real Estate), Public Records, and Deed; Confirmed by Jason Davis
Sale Price	$400,000
Cash Equivalent	$400,000
Adjusted Price	$400,000

2/15/2019

Land Sale No. 2 (Cont.)

Land Data	
Zoning	No zoning, None
Topography	Steeply sloping/rolling
Utilities	Electricity only
Shape	Irregular
Rail Service	None
Flood Info	Not located within a FEMA-identified flood zone

Land Size Information	
Gross Land Size	258.000 Acres or 11,238,480 SF
Useable Land Size	258.000 Acres or 11,238,480 SF , 100.00%
Front Footage	4,550 ft Total Frontage: 2,700 ft West side of Hartley Cemetery Road; 1,850 ft East side of Hartley Cemetery Road;

Indicators	
Sale Price/Gross Acre	$1,550 Actual or $1,550 Adjusted
Sale Price/Gross SF	$0.04 Actual or $0.04 Adjusted
Sale Price/Useable Acre	$1,550 Actual or $1,550 Adjusted
Sale Price/Useable SF	$0.04 Actual or $0.04 Adjusted
Sale Price/Front Foot	$88 Actual or $88 Adjusted

Remarks

This is the sale of a wooded tract along Hartley Cemetery Road in northeastern Decatur County. Per tax records, it lies approximately 95% in woodland with the balance in open rotation and non-productive land. Aerial imagery appears to reasonably confirm these ratios.

The property was originally listed for $ 528,000, was on the market for 188 days, and sold for $ 400,000. The property had reportedly not had the timber cut in a number of years and the purchaser was in the timber business. Per aerial imagery, the timber did not appear to have been harvested within the past 25+ years (No prior available imagery).

2/15/2019

Land Sale No. 3



Property Identification	
Record ID	4863
Property Type	Agricultural, Woodland
Address	South Side of Shake Rag Road, Sugar Tree, Benton County, Tennessee 38380
Tax ID	140-46.01
Sale Data	
Grantor	Alan G. Ward
Grantee	Hearts Desire, Inc.
Sale Date	August 17, 2017
Deed Book/Page	294/424
Property Rights	Fee simple int.
Marketing Time	N/A
Conditions of Sale	Typical market transaction
Financing	Cash to seller
Sale History	None noted within last three years
Verification	Doug Hardcastle (Hearts Desire - Chairman), Public Records, and Deed; Confirmed by Jason Davis
Sale Price	$285,266
Cash Equivalent	$285,266
Adjusted Price	$285,266

2/15/2019

Land Sale No. 3 (Cont.)

Land Data	
Zoning	No zoning, None
Topography	Level to rolling/sloping
Utilities	Electricity only
Shape	Irregular
Rail Service	None
Flood Info	Not located within a FEMA-identified flood zone
Land Size Information	
Gross Land Size	158.481 Acres or 6,903,432 SF
Useable Land Size	158.481 Acres or 6,903,432 SF , 100.00%
Front Footage	2,396 ft Total Frontage: 196 ft Shake Rag Road; 2,200 ft Pineview Drive;
Indicators	
Sale Price/Gross Acre	$1,800 Actual or $1,800 Adjusted
Sale Price/Gross SF	$0.04 Actual or $0.04 Adjusted
Sale Price/Useable Acre	$1,800 Actual or $1,800 Adjusted
Sale Price/Useable SF	$0.04 Actual or $0.04 Adjusted
Sale Price/Front Foot	$119 Actual or $119 Adjusted

Remarks

This is the sale of a wooded tract along the south side of Shake Rag Road in southern Benton County. Per tax records, it lies approximately 90% in woodland with the balance in open rotation. Aerial imagery appears to reasonably confirm these ratios. The property had reportedly not had the timber cut in a number of years. Per aerial imagery, the timber did not appear to have been harvested within the past 20-30 years (No prior available imagery). The purchaser was an adjoining land owner that operated a hunting club.

2/15/2019

Land Sale No. 4



Property Identification

Record ID	5126
Property Type	Agricultural, Woodland
Property Name	(TMM) S/E Benton County
Address	N/S N Eagle Creek Road, Holladay, Benton County, Tennessee 38341
Tax ID	114-1.00
Longitude, Latitude	W-87.980581, N35.920384

Sale Data

Grantor	Steven Festa and Barry Festa
Grantee	D & B FOC Partners, LLC
Sale Date	February 02, 2017
Deed Book/Page	286/54
Recorded Plat	286/58
Property Rights	Fee Simple
Conditions of Sale	Typical market transaction
Financing	Cash to Seller
Sale History	No transfers within the prior 3 year period.
Verification	Public Records, Deed; Confirmed by Travis McMasters

Sale Price	$585,000
Cash Equivalent	$585,000
Adjusted Price	$585,000

2/15/2019

Land Sale No. 4 (Cont.)

Land Data

Zoning	None
Topography	100 % usable
Utilities	Electricity
Shape	Irregular
Flood Info	See remarks

Land Size Information

Gross Land Size	310.159 Acres or 13,510,526 SF
Useable Land Size	310.159 Acres or 13,510,526 SF , 100.00%
Front Footage	2,634 ft Total Frontage: 2,447 ft N & S of N Eagle Creek Rd.; 187 ft N Eagle Creek Rd.;

Indicators

Sale Price/Gross Acre	$1,886 Actual or $1,886 Adjusted
Sale Price/Gross SF	$0.04 Actual or $0.04 Adjusted
Sale Price/Useable Acre	$1,886 Actual or $1,886 Adjusted
Sale Price/Useable SF	$0.04 Actual or $0.04 Adjusted
Sale Price/Front Foot	$222 Actual or $222 Adjusted

Remarks

This is the sale of a +/- 313 AC (Included +/- 3 AC of right-of-way) tract in southeast Benton county bordered by the Tennessee River on the north and Eagle Creek along the south. Per the survey plat the southeastern +/- 68.9 AC (22%) falls within a FEMA-Designated 100-Year Flood Plain (Zone AE) with TVA flowage easements below the 378 and 381 Elevation Contours. The northern property line has approximately 2,300 feet of frontage alone the Tennessee River and the Tennessee National Migratory Wildlife Refuge with a narrow 140-200 ft strip of TVA land between the waters edge and property line.

HWD 2/18/2019

Land Sale No. 5



Property Identification

Record ID	4777
Property Type	Agricultural
Property Name	S/E Decatur County
Address	S/S Old Ferry Road (Old TN 114), Bath Springs, Decatur County, Tennessee 38311
Tax ID	111-3.03, 113-17.00, 17.01, 18.00 & 19.00 and 114-1.00

Sale Data

Grantor	Eric Partee, Bryan Greer, Joe Porter, Andrew Porter & Brock Porter
Grantee	Carthel Jack Finch & Debbie Ann Finch
Sale Date	January 24, 2017
Deed Book/Page	317/323
Property Rights	Fee Simple
Marketing Time	Unknown
Conditions of Sale	Typical market transaction
Financing	Cash at closing
Sale History	Sold August 4, 2016 for $2.7M, DB 313/411
User 4	No other sales noted in the prior 3 year period
Verification	Public Records, Deed; Confirmed by Shane McAlexander

Sale Price	$2,817,023
Cash Equivalent	$2,817,023
Adjusted Price	$2,817,023

2/15/2019

Land Sale No. 5 (Cont.)

Land Data	
Zoning	None
Topography	Level to rolling
Utilities	Power only, per tax records
Shape	Irregular
Flood Info	See Remarks
Land Size Information	
Gross Land Size	1,233.000 Acres or 53,709,480 SF
Useable Land Size	1,233.000 Acres or 53,709,480 SF , 100.00%
Front Footage	7,500 ft Total Frontage: 7,500 ft Old Ferry Rd (Old TN 114);
Indicators	
Sale Price/Gross Acre	$2,285 Actual or $2,285 Adjusted
Sale Price/Gross SF	$0.05 Actual or $0.05 Adjusted
Sale Price/Useable Acre	$2,285 Actual or $2,285 Adjusted
Sale Price/Useable SF	$0.05 Actual or $0.05 Adjusted
Sale Price/Front Foot	$376 Actual or $376 Adjusted

Remarks

This is the sale of a +/- 1,233 AC agricultural tract in southeast Decatur County, with approximately 2.1 miles of frontage along the Tennessee River. Per tax records, the tract lies approximately 40% in rotation, 15% in open pasture, and 25% in woodland with the balance (20%) in non-productive land. Aerial image appears to reasonably confirm these ratios. Approximately 60% (742 AC) of the tract, being the most southern portion adjacent to the Tennessee River, lies within the FEMA-designated 100-year flood plain.

HWJ 2/15/2019

Land Sale No. 6



Property Identification

Record ID	4783
Property Type	Agricultural, Woodland
Property Name	S/E Decatur County
Address	N/S Old Ferry Rd (Old TN 114), Bath Springs, Decatur County, Tennessee 38311
Tax ID	111-1.00, 1.07 and 6.01

Sale Data

Grantor	350298
Grantee	David Andrew Jones, II & Glenee Grimes Jones
Sale Date	September 02, 2016
Deed Book/Page	314/196
Marketing Time	Unknown
Conditions of Sale	Typical market transaction
Financing	Cash to Seller
Sale History	No sales noted within prior 3 year period
Verification	Public Records, Deed; Confirmed by Shane McAlexander

Sale Price	$350,298
Cash Equivalent	$350,298
Adjusted Price	$350,298

2/15/2019

Land Sale No. 6 (Cont.)

Land Data

Zoning	None
Topography	Level to Rolling
Utilities	Power only, per tax records
Shape	Irregular
Flood Info	See Remarks

Land Size Information

Gross Land Size	139.468 Acres or 6,075,226 SF
Useable Land Size	132.495 Acres or 5,771,465 SF , 95.00%
Unusable Land Size	6.973 Acres or 303,761 SF , 5.00%
Front Footage	2,700 ft Old TN 114; 2,500 ft Glascock Road; 1,500 ft TN River (waterfront);

Indicators

Sale Price/Gross Acre	$2,512 Actual or $2,512 Adjusted
Sale Price/Gross SF	$0.06 Actual or $0.06 Adjusted
Sale Price/Useable Acre	$2,644 Actual or $2,644 Adjusted
Sale Price/Useable SF	$0.06 Actual or $0.06 Adjusted

Remarks

This is the sale of a +/- 140 AC agricultural tract in southeast Decatur County, with +/- 1,500 LF of frontage along the Tennessee River. Per tax records, the tract lies approximately 75% in woodland and 20% in open pasture, with the balance in non-productive land. Aerial imagery appears to reasonably confirm these ratios. Additionally, per aerial imagery, the timber did not appear to have been harvested within the past 20-30 years (No prior available imagery). Approximately 20% (28 AC) of the tract, being the most northern portion adjacent to the Tennessee River, lies within the FEMA-designated 100-year flood plain.

2/15/2019

VACANT LAND SALES ANALYSIS (Tract #2)

SALE NUMBER	1	2	3	4	5	6
SALES PRICE ($)	784,933	400,000	285,266	585,000	2,817,023	350,298
SIZE (AC)	300.00	258.00	158.48	313.20	1,232.70	139.47
PRICE PER AC ($)	2,616	1,550	1,800	1,868	2,285	2,512
PROPERTY RIGHTS	FEE	FEE	FEE	FEE	FEE	FEE
ADJUSTMENT	0	0	0	0	0	0
FINANCING	TYPICAL	TYPICAL	TYPICAL	TYPICAL	TYPICAL	TYPICAL
ADJUSTMENT	0	0	0	0	0	0
CONDITIONS OF SALE	NONE	NONE	NONE	NONE	NONE	NONE
ADJUSTMENT	0	0	0	0	0	0
ADJ PRICE PER AC ($)	2,616	1,550	1,800	1,868	2,285	2,512
DATE OF SALE	07/18	12/17	08/17	02/17	01/17	09/16
ADJUSTMENT	13	31	45	65	80	113
ADJ PRICE PER AC ($)	2,630	1,581	1,845	1,933	2,365	2,625
LOCATION	0	0	0	0	0	0
	-78%	-81%	-88%	-77%	-10%	-90%
SIZE	0	0	0	0	0	0
SHAPE/FRONTAGE	0	158	185	0	0	0
	55%-15/85	0%-5/95	0%-10/90	22%-10/90	60%-55/25	20%-25/75
TOPOGRAPHY	0	0	0	0	0	0
ZONING	0	0	0	0	0	0
UTILITIES	0	0	0	0	0	0
INCOME CHARACTERISTICS	0	0	0	0	0	0
TOTAL ADJUSTMENT	0	158	185	0	0	0
ADJUSTED PRICE/AC	$2,630	$1,740	$2,030	$1,933	$2,365	$2,625

2/15/2019

Vacant Sales Analysis (Tract #2)

In comparing, analyzing and adjusting the previous vacant sales, various elements of comparison that affect sales price are analyzed for each sale. These elements include (1) property rights conveyed, (2) financing, (3) conditions of the sale, (4) market conditions (time), (5) location, (6) physical characteristics and (7) income characteristics.

Property Rights Conveyed

All sales represented unencumbered fee simple interest conveyances. Therefore, no adjustments are deemed necessary.

Financing

All sales were made on an all-cash basis or upon financing terms that were readily available in the market and essentially equivalent to cash. Therefore, no adjustments are necessary.

Conditions of the Sale

The conditions of all sales are believed to represent arm's-length, open market transactions, and no adjustments are indicated.

Market Conditions (Time)

Adjustment for time or for market conditions at the time of sale is one of the most basic and essential adjustments in the analysis. In general, market conditions are constantly changing as factors such as inflation, deflation, market demand, supply and interest rates deviate. West Tennessee has experienced slightly higher than typical land value increases, especially in the more rural areas that are utilized for agricultural/recreational uses. While there were no sales that could reasonably be paired, from other appraisals in the neighborhood, sales of similar use land have shown an increase of 1 to 5% per year. With no sales and resales, a minimal 3 percent per year factor was deemed appropriate for inflation and was applied to all sales.

Location

As can be expected, properties with better locations command higher prices. The subject is situated in rural northwest Perry County, with +/- approximately 800 linear feet of frontage along the east margin of the Tennessee River. All sales were located in reasonably similar rural locations, and had similar hunting or recreational uses as ancillary benefits. Therefore, all sales are judged to be in reasonably similar locations and no adjustments are indicated.

2/15/2019

Physical Characteristics

- Size Adjustment

It is a widely held and accepted theory that in general, the smaller the parcel the higher the per unit value. This is not as significant factor in agricultural/recreational tracts with similar use and utility. Additionally, larger tracts are almost always marketed in smaller tracts when listed or auctioned. The subject tract contains approximately 1,371 acres. All sales are larger tracts considered reasonably similar in size and no adjustments are warranted.

Tract #1 contains +/- 1371 acres. All comparable sales are larger agricultural tracts considered reasonably similar in size and no adjustments could be identified for size.

- Shape/Frontage

The subject **Tract #2** is irregular in shape with adequate road access and limited frontage (+/- 800 linear ft.) along the east bank of the Tennessee River. *Sales 2 and 3* are rural tracts with no frontage along the river or a tributary of the river, are therefore considered slightly inferior and 10% upward adjustments are made. All remaining sales have similar access as well as frontage along the Tennessee/Kentucky River or Buffalo River and no adjustments could be identified.

- Topography

The subject lies approximately 80% in woodland, and 15% in open rotation, with the balance in non-productive land. The comparable sales are considered to have similar ratios of woodland (averaging 75%) to cropland, and no adjustments could be identified.

The subject tract appear to lie approximately 20% within the FEMA-identified 100-Year flood plain. All sales lie between 0% and 60% (averaging 26%) within the FEMA-identified 100-year flood plain. Again, this is not a major consideration for agricultural tracts and no adjustments are indicated.

- Zoning

The subject and all of the comparable sales have similar zoning (none) and/or utility and no adjustments are indicated.

- Utilities

The subject tract has only power available to the site. The comparable sales have reasonably similar utility services available and no adjustments are indicated.

Income Characteristics

All the comparable sales are very similar in utility, and thus similar in income producing characteristics. Therefore, no adjustments are deemed necessary.

2/15/2019

Analysis

After adjustments, the comparable sales ranged from a low of $ 1,740 per acre to a high of $ 2,630 per acre. All sales are considered reasonably similar, required typical adjustments, and are therefore given nearly equal weight in the final analysis.

As noted previously in the report, the overall subject tract contains +/- 1,330 AC of woodland, with an estimated stumpage value of $ 1,612,000 ($1,200/AC) per an owner-provided timber cruise as of June 20, 2015. Additionally, the vast majority of the woodland would be considered **Tract #2**. Assuming an increase of 3% per year for volume (growth) and nominal inflation, the estimated value would be $ 1,780,000 ($ 1,350/AC).

From prior appraisals, the value of select-cut tracts in the neighborhood ranges from $800/AC to $ 1,000/AC. For support purposes, assuming the timber was harvested and the land was subsequently sold, this would provide a range for **Tract #2** from $ 2,150/AC to $ 2,350/AC.

Conclusion

After considering all the necessary adjustments previously discussed, the indicated price per acre of the subject **Tract #2** is estimated to be $ 2,200. The indicated value of the property is therefore calculated as:

AREA (AC)	PRICE PER AC ($)	LAND VALUE ($)
1,371.00	$2,200	$3,016,200

ROUNDED $ 3,015,000

HWL
2/15/2019

COST APPROACH TO VALUE

The Cost Approach to value, like the Sales Comparison and Income approaches, is based on comparison. In the Cost Approach, the cost to replace a building and the value of an existing building are compared. The Cost Approach to value reflects market thinking in the recognition that market participants relate value to cost. Buyers tend to judge the value of an existing structure by comparing it to the value of a newly constructed building with optimal functional utility.

In this section of the report, the appraisers have valued the subject property by application of the cost approach to value. Reproduction cost of the subject has been estimated by reference to the Marshall Valuation Service, a nationally recognized cost estimating manual. Costs have been localized to the area. To this reproduction cost, appropriate adjustments to the valuation are made to account for the three types of depreciation described below.

Accrued Depreciation

Accrued Depreciation is a loss in value from the reproduction cost or replacement cost of improvements from any cause, as of the date of an appraisal. A loss to structures or other improvements derives from one or more of three sources. The sources are physical deterioration, functional obsolescence, or economic obsolescence. After identifying and measuring the separate elements of accrued depreciation, the appraiser deducts the dollar amounts of the applicable types of depreciation from the reproduction cost new. The resulting difference is the estimated actual cash value of the improvements.

To apply the breakdown method of accrued depreciation, an appraiser estimates the total loss in value due to accrued depreciation by analyzing each cause of depreciation separately, and then totals the estimates to derive a lump sum deduction from reproduction cost new.

Physical Depreciation

Physical depreciation is the decrease in value of the improvements as a result of the age of the property and the wear and tear on them. These decreases in value can either be curable or incurable.

Curable depreciation is generally an item of deferred maintenance while incurable depreciation is deterioration that is not practical or currently feasible to correct.

Tract #2 - The single family residence was described earlier in the report as having an estimated effective age of 20 years. Based on a 60-year anticipated life, incurable physical depreciation of 33 percent is indicated. No significant deferred maintenance is noted.

The 2,400 SF shop (40 ft. x 60 ft.) shop was described earlier in the report as having no significant deferred maintenance and an estimated effective age of 3 years. Based on a 35 to 45 year anticipated life, incurable physical depreciation of 7.5 percent is indicated.

2/19/2019

Functional Obsolescence

This type of depreciation is characterized by a loss in value attributed to utility of desirability of part or all of the property as compared with newer properties not possessing such deficiencies. The loss in value attributed to functional obsolescence may be due to inadequacy, super-adequacy, datedness or other features inherent in the property or in its equipment. Like physical deterioration, functional obsolescence falls into two discernible classifications; namely -

a. Functional Curable - This type of obsolescence is characterized by functional defects which can be cured if corrected at a cost less than the value added to the property.

b. Functional Incurable - In contrast to functional curable obsolescence, functional incurable obsolescence treats those deficiencies in the property which cannot be cured or in which the cost to cure exceeds the value which would be added to the property.

The property, as noted in the Description of the Improvements section of this report, is reasonably well laid out and functional for the intended uses. As a result, no functional obsolescence was deemed to exist.

External Obsolescence

External Obsolescence treats the loss in value attributed to undesirable influences exterior to the subject property and is almost always incurable. As described earlier in the report, the subject is located in a rural area in southeast Gibson County. No external obsolescence was deemed to exist.

Soft Costs

Marshall Valuation cost estimates do not include certain indirect, or soft, costs. These would include some professional fees, loan fees, interest on the land, taxes, insurance and general and administrative costs. These costs typically range from 2 to 6 percent of the overall hard costs. For properties similar to the subject, the middle of the scale is indicated. As a result, a 4 percent fee is considered reasonable.

Entrepreneurial Profit

An entrepreneurial profit to reward the developer for the efforts necessary to complete the development must be added to the costs. For properties similar to the subject, a profit margin between 7 and 10 percent of the sum of the overall direct and indirect costs is typical. The subject was estimated at 8 percent.

Summary

A summary of the Marshall Valuation Service cost estimate for the subject property, with the overall indication of value from the Cost Approach, is shown on the following page(s).

2/15/2019

COST APPROACH ANALYSIS

+/- 1371 AC IMPROVED TRACT #2
1323 Bunker Hill Road
Linden, TN 37096

BUILDING IMPROVEMENT - Single Family Residence

M/S Section 12, Page 25, Low Cost Quality "Class D" Single-Family Residence

	BASE COST		$66.00
	Adjustments		
	PLUS Central HVAC	1,344 SF x $6.81 / 1,344	6.81
	PLUS Cov'd Wood Deck	216 SF x $28.00 / 1,344	4.50
	PLUS Covered Porch	48 SF x $28.00 / 1,344	1.00
	Adjusted Base Cost		$78.31
TIMES MULTIPLIERS			
	Story Height		1.000
	Perimeter		0.964
	CCM		1.000
	LM		0.890
			0.858

Adjusted Base Cost			$67.19
TIMES TOTAL SF			1,344 SF
Replacement Cost New of the Building Improvement			$90,299
Plus:			
Soft Costs @	4.00%	$3,612	
TOTAL HARD AND SOFT REPLACEMENT COSTS			$93,911
ADD: Entreneurial Profit @	8.00%	$7,513	
Total Replacement Cost New of the Improvement (Including Soft Costs & Profit)			$101,424
LESS Depreciation			
Physical	33.33%	$33,808	
Deferred Maintenance	0.00%	$0	
Functional	0.00%	$0	
External	0.00%	$0	
Total Depreciation			$33,808
Depreciated Cost of: Single Family Residence			$67,616

SITE IMPROVEMENTS

Item/Amount	Units	Unit Cost	Multipliers	Cost ($)	Depreciation	Dep. Value
Shop	2,400 SF	$20.45	1.12	$55,127	0.08	$50,992
Shop (Attached Shelter)	800 SF	$7.71	1.12	$6,928	0.10	$6,235
Gravel Roads	12,000 LF	$9.60	1.12	$129,393	0.13	$112,140

Total DepricIated Cost of Site Improvements	$169,368
TOTAL DEPRECIATED REPLACEMENT COSTS OF ALL IMPROVEMENTS	$236,984
ADD Site Value (Subject Tract #2)	$3,015,000
TOTAL INDICATED VALUE BY THE COST APPROACH	**$3,251,984**
TOTAL VALUE (ROUNDED)	**$3,250,000**

HWT 2/18/2019

FINAL ESTIMATES OF VALUE

After carefully considering all of the evidence and the indications of value developed in the appropriate approaches to value, it is concluded that the market value of the fee simple estate interest of the subject property in the **"as is"** condition, as of October 16, 2018, is:

Tract No.	Area (AC)	VALUE CONCLUSIONS	ROUNDED
1	450.0	**Two Million Three Hundred Fifty Thousand Dollars**	**$2,350,000**
2	1,371.0	**Three Million Two Hundred Fifty Thousand Dollars**	**$3,250,000**
TOTAL VALUE		**FIVE MILLION SIX HUNDRED THOUSAND DOLLARS (R)**	**$5,600,000**

Shane E. McAlexander, TN CG # 4667
November 6, 2018

Nick Matlock, TN CG # 4055
November 6, 2018

CERTIFICATION

We hereby certify that, except as otherwise noted in this appraisal report:

On October 16, 2018, Shane E. McAlexander, TN CG # 4667, inspected the subject property. He was not accompanied during the inspection. Nick Matlock, TN CG # 4055, did not inspect the subject property on this occasion.

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest with respect to the parties involved.

We have performed no services, as appraisers or in any other capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment.

We have no bias with respect to the property that is the subject of this report or to the parties involved in this assignment.

Our compensation is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimated, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice, and with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

No one provided significant professional assistance other than the person(s) signing this report and as otherwise noted in this certification.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

As of the date of this report, I, Shane E. McAlexander, have completed the Standards and Ethics Education Requirement for Candidates of the Appraisal Institute.

As of the date of this report, I, Nick Matlock, have completed the Standards and Ethics Education Requirement for Candidates of the Appraisal Institute.

If this report contains an electronic signature, it is password protected and is considered an original.

Nick Matlock

Shane E. McAlexander, TN CG # 4667
November 6, 2018

Nick Matlock, TN CG # 4055
November 6, 2018

2/15/2019

ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal report has been made with the following general assumptions:

1. No responsibility is assumed for the legal description for matters including legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated.

2. The property is appraised free and clear of any and all liens or encumbrances unless otherwise stated.

3. Responsible ownership and competent property management are assumed.

4. The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy.

5. All engineering is assumed to be correct. The plot plans and illustrative material in this report are included only to assist the reader in visualizing the property.

6. It is assumed that there are no hidden or apparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

7. It is assumed that there is full compliance with all applicable federal, state and local environmental regulations and laws unless non-compliance is stated, defined, and considered in the appraisal report.

8. It is assumed that all applicable zoning and regulations and restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in the appraisal report.

9. It is assumed that all required licenses, certifications of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

10. It is assumed that the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in the report.

2/15/2019

This appraisal report has been made with the following general limiting conditions:

1. The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

2. Possession of this report, or a copy thereof, does not carry with it the right of publication. It may not be used for any purposes by any person other than the party to whom it is addressed without the written consent of the appraisers and in any event only with proper written qualifications and only in its entirety.

3. The appraisers herein by reason of this appraisal are not required to give further consultation, testimony, or be in attendance in court with reference to the property in question unless arrangements have been previously made.

4. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers, or the firm with which the appraisers are connected) shall be disseminated to the public through advertising, public relations, news, sales, or other media without the prior written consent and approval or the appraisers.

5. Unless otherwise stated in this report, the existence of hazardous substances, including without limitation asbestos, polychlorinated biphenyl, petroleum leakage, agricultural chemicals, or radon gas, which may or may not be present on the property were not called to the attention of nor did the appraisers become aware of such during the appraisers' inspection. The appraisers have no knowledge of the existence of such materials on or in the property unless otherwise stated in the report. The appraisers, however, are not qualified to test such substances or conditions. If the presence of such substances, such as asbestos, urea formaldehyde, foam insulation, or other hazardous substances or environmental conditions, may affect the value of the property, the final value estimated is predicated on the assumption that there is no such condition on or in the property or in such proximity thereto that it would cause a loss in value. No responsibility is assumed for any such conditions, nor for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in the field of environmental impacts upon real estate if so desired.

6. The Americans with Disabilities Act ("ADA") became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements or the ADA, could reveal that the property is not in compliance with one of more of the requirements of the Act. If so, this fact could have an effect upon the value of the property. Since I have no direct evidence relating to this issue, we did not consider possible compliance or non-compliance with the requirements of ADA in estimating the value of the property.

2/15/2019

ADDENDUM

Qualifications of the Appraiser(s)

Engagement

Deed/Legal Description(s)

Location/Neighborhood Map

Area Data

Tax Card

Tax Map

FEMA Flood Map(s)

Aerial Map

Wetlands Map

Plat (+/- 1821 AC overall tract)

Sketch (Single-family residence)

Sketch (Shop)

Vacant Sales Location Map (Tract #1)

Vacant Sales Location Map (Tract #2)

Subject Photos

Contract of Sale

Timber Cruise (2015)

2/15/2019

SHANE McALEXANDER

shane@appraisalservicesinc.com or orders@appraisalservicesinc.com
P.O. Box 10236
Jackson, Tennessee 38308
(731) 668-2945 (Office) - (731) 668-2020 (Fax)

EMPLOYMENT EXPERIENCE

- January 2011 to Present. Appraisal Services Group, Inc., Jackson, TN. State of Tennessee Certified General Appraiser (TN CG # 4667). Responsibilities include preparation of commercial real estate appraisals. Attained Registered Trainee license in May 2011 and achieved Certified General Real Estate Appraiser license in the State of Tennessee in 2014. Purchased Appraisal Services Group, Inc. as co-owner January 2013.

- May 1994 to Present. McAlexander Engineering, LLC., Jackson, TN. Owner, Licensed Professional Civil Engineer. Responsibilities include site, utility, storm-water and roadway design of numerous residential and commercial projects throughout West Tennessee, specializing in land development (design/build) for property owners/developers.

- May 1993 to December 2010. McAlexander Construction, LLC., Jackson, Tennessee. Owner, Licensed General Contractor. Responsibilities included the design, construction, and sales of numerous residential and commercial properties throughout West Tennessee, specializing in the construction of high-end custom homes.

LICENSES

- Real Estate Appraiser Certified General in the State of Tennessee, TN CG # 4667
- Licensed Professional Engineer in the State of Tennessee, TN PE # 105650
- Licensed General Contractor in the State of Tennessee, $1 Million Limit, TN BC # 21846

EDUCATIONAL BACKGROUND

- Jackson Central Merry, Jackson, Tennessee. Valedictorian. Magna Cum Laude - May 1990
- Mississippi State University, Starkville, Mississippi. B.S./Civil Engineering. Cum Laude - May 1994

APPRAISAL COURSE WORK

- Basic Appraisal Principles (Appraisal Institute), Louisville, KY - February 2011
- Basic Appraisal Procedures (Appraisal Institute), Louisville, KY - March 2011
- 15-Hour National USPAP Course (Appraisal Institute), Louisville, KY - April 2011
- General Appraiser Sales Comparison Approach (Appraisal Institute), Louisville, KY - September 2011
- General Appraiser Site Valuation & Cost Approach (Appraisal Institute), Louisville, KY - October 2011
- General Appraiser Income Approach - Part 1 (Appraisal Institute), Louisville, KY - December 2011
- General Appraiser Income Approach - Part 2 (Appraisal Institute), Louisville, KY - January 2012
- Business Practices and Ethics (Appraisal Institute), Memphis, TN - January 2012
- Advance Income Capitalization (Appraisal Institute), Louisville, KY - February 2012
- Real Estate Finance Statistics & Valuation Modeling (Appraisal Institute), Louisville, KY - June 2012
- General Appraiser Market Analysis and Highest and Best Use (AI), Ft. Lauderdale, FL - December 2012
- Advanced Market Analysis and Highest and Best Use (Appraisal Institute), Louisville, KY - July 2013
- 7-Hour National USPAP Update Course (Appraisal Institute), Memphis, TN - January 2014
- General Appraiser Report Writing and Case Studies (Appraisal Institute), Ft. Lauderdale, FL - Jan. 2014
- Advanced Concepts & Case Studies (Appraisal Institute), Louisville, KY - July 2014
- Subdivision Valuation: A Comprehensive Guide to Valuing Improved Subdivisions (AI), Nashville, TN - Jan. 2015
- 7-Hour National USPAP Update Course (Appraisal Institute), Memphis, TN - December 2015
- Eminent Domain and Condemnation (Appraisal Institute) - September 2016
- Appraising Convenience Stores (Appraisal Institute), Online - September 2016
- Supervisory Appraiser/Trainee Appraiser Course (Appraisal Institute) Nashville, TN - June 2017
- Advanced Land Valuation: Sound Solutions to Perplexing Problems (Appraisal Institute) - Memphis, TN - Oct 2017
- 7-Hour National USPAP Update Course (Appraisal Institute), Memphis, TN - December 2017
- Appraising Automotive Dealerships (Appraisal Institute), Online - September 2018

2/15/2019

PROFESSIONAL ORGANIZATIONS

- Candidate of the Appraisal Institute since 2011. Successfully completed the Comprehensive Examination requirement for the MAI designation in October 2014.

PARTIAL LIST OF CLIENTS

- **BANKS/LENDING INSTITUTIONS:**

Commercial Banks

Apex Bank

BancorpSouth

Bank of America

Bank of Bolivar

Bank of Crockett

Bank of Dyer

Bank of East Tennessee

Bank of Milan

Bank of Ripley

Bank of Sardis

BankTennessee

Carroll Bank & Trust

Centennial Bank

Citizens National Bank

Clayton Bank & Trust

Commercial Bank & Trust

Community Bank

Community South

Decatur County Bank

First Bank

First Citizens National Bank

First Horizon National Corporation

First Tennessee Bank

First Vision Bank

Commercial Banks (continued)

Foundation Bank

Hardin County Bank

Insouth Bank

McKenzie Banking Company

Medina Banking Company

Merchants & Farmers Bank

Merchants & Planters Bank

Paragon National Bank

The Peoples Bank

Peoples State Bank

Regions Bank

Simmons Bank

Sumner Bank & Trust

Trustmark National Bank

West TN Bank

Mortgage Companies/Management Companies

Landsafe Appraisal

Rels Valuation

Dart Appraisal

Met life Home Loans

Title Source, Inc

2/15/2019

- **OTHER CLIENTS:**

The State of Tennessee
West Tennessee Healthcare
Jackson Energy Authority
Jackson Housing Authority

- **MARKET AREA SERVICED**

Service all areas of west Tennessee, except Shelby County (Memphis). **Madison County (Jackson, TN) is the primary area.** Other counties include Benton, Carroll, Chester, Crockett, Decatur, Dyer, Fayette, Gibson, Hardeman, Hardin, Haywood, Henderson, Henry, Lake, Lauderdale, McNairy, Obion, Tipton and Weakley.

- **REFERENCES**

1. Billy Wilhite, Regional President, Community Bank, 3200 N. Highland Ave., Jackson, TN 38305; (731)-664-1198
2. Brent Attaway, EVP/Chief Credit Officer, Centennial Bank, 329 Old Medina St, Medina, TN 38355; (731)-562-7505
3. Bryce West, Vice President, BancorpSouth, 2040 Hwy. 45 Bypass S, Trenton, TN 38382; (731)-855-1833
4. Crystal Pate, Vice President, Apex Bank, 430 Montbrook Lane, Suite 207-208, Knoxville, TN 37919; (877)-226-5361
5. Holly Archer, Commercial Bank & Trust, Special Assets Office, 101 N. Poplar St., Paris, TN 38242; (731)-641-9325
6. Jason Melton, Appraisal Review Analyst, Simmons Bank, P.O. Box 839, Union City, TN 3828; (731)-885-7090
7. Kevin Wright, Senior Vice President, BancorpSouth, 301 E Main St., Jackson, TN 38301; (731)-422-9200
8. Kirk Goehring, Community Bank President, Simmons Bank, 1862 US 45 Bypass, Jackson, TN 38305; (731)-984-8715
9. Monte Jones, President, Commercial Bank & Trust, 3093 North Highland Ave., Jackson, TN 38305; (731)-512-4100
10. Pat Carrington, Community Bank President, First Citizens National Bank, 381 Walker Road, Jackson, TN 38305; (731)-664-5759
11. Nadia Ocasio, Appraisal Specialist III, First Bank, 318 Seaboard Lane, Suite 205, Franklin, TN 37067; (615)-370-6717
12. Nancy Achelpohl, Trust Real Estate, First Tennessee Bank, 4385 Poplar Ave., Memphis TN, 38117; (901)-681-2340
13. Timothy Wilson, Exec. Vice President, The Bank of Jackson, 420 Oil Well Rd., Jackson, TN 38305; (731)-660-8000
14. Chris Hayman, Appraisal Department, BancorpSouth Bank, 2778 West Jackson St., Tupelo, MS 38801; (662)-620-4356

2/15/2019

STATEMENT OF QUALIFICATIONS

NICK MATLOCK, TN CG # 4055
APPRAISAL SERVICES GROUP, INC.

nick@appraisalservicesinc.com or orders@appraisalservicesinc.com
P.O. Box 10236
Jackson, Tennessee 38308
(731) 668-2945 (Office) - (731) 668-2020 (Fax)

EMPLOYMENT EXPERIENCE

- President and Co-Owner of Appraisal Services Group, Inc. (formerly Appraisal Services, Inc.), Jackson, Tennessee November 2006 to Present: State of Tennessee Certified General Real Estate Appraiser (TN CG# 4055). Responsibilities include the preparation and review of commercial and residential real estate appraisals.

EDUCATIONAL BACKGROUND

University of Tennessee at Martin, Martin, Tennessee. Bachelor of Science in Business Administration with a concentration on Management. Cum Laude - December 2005.

APPRAISAL COURSE WORK

- General Appraiser Report Writing and Case Studies (Appraisal Institute), Louisville, KY - March 2011
- Advanced Applications (Appraisal Institute), Louisville, KY - November 2010
- General Appraiser Market Analysis and Highest & Best Use (Appraisal Institute), Chicago, IL - December 2008
- Advanced Sales Comparison and Cost Approach (Appraisal Institute), Chicago, IL - March 2008
- Business Practices and Ethics (Appraisal Institute - Online Education) - January 2008
- Advanced Income Capitalization (Appraisal Institute), Tampa, FL - September 2007
- General Applications (Appraisal Institute), Tampa, FL - June 2007
- Basic Income Capitalization (Appraisal Institute), Tampa, FL - April 2007
- Basic Appraisal Procedures (Appraisal Institute), Tampa, FL - March 2007
- Basic Appraisal Principles (Appraisal Institute), Tampa, FL - February 2007
- 15-Hour National USPAP Course (Appraisal Institute), Bridgeton, MO - January 2007

SEMINARS ON SPECIFIC APPRAISAL TOPICS

- Appraising Medical Office Buildings (Appraisal Institute) - February 2017
- 7-Hour National USPAP Course (Appraisal Institute) - December 2017
- Advanced Land Valuation: Sound Problems to Perplexing Problems (Appraisal Institute) - October 2017
- Supervisory Appraiser/Trainee Appraiser Course (Appraisal Institute) - June 2017
- Small Hotel/Motel Valuation (Appraisal Institute) - January 2016
- Appraising Convenience Stores (Appraisal Institute) - January 2016
- 7-Hour National USPAP Course (Appraisal Institute), Memphis, TN - December 2015
- Subdivision Valuation: A Comprehensive Guide to Valuing Improved Subdivisions (Appraisal Institute), Nashville, TN - January 2015
- 7-Hour National USPAP Course (Appraisal Institute), Memphis, TN - January 2014
- General Demonstration Report Writing (Appraisal Institute) - August 2012
- Fundamentals of Separating Real Property, Personal Property, and Intangible Business Assets (Appraisal Institute), Memphis, TN - April 2012
- 7-Hour National USPAP Course (Appraisal Institute), Memphis, TN - January 2012
- Comprehensive Appraisal Workshop (Ted Whitmer, MAI, Appraisal Institute), Flowood, MS - June 2011
- The Appraiser & the Site To Do Business: Location, Timing & Demographics (Appraisal Institute) - August 2010
- Mastering Your Marshall Valuation Service Book/Commercial Cost Explorer (Marshall & Swift) - August 2007

2/15/2019

PROFESSIONAL ORGANIZATIONS

Candidate of the Appraisal Institute since March 2007. Successfully completed the Comprehensive Examination, Education and Experience requirements for the MAI designation. Currently serve as the Chairman of the Government Relations Committee for the Memphis Chapter of the Appraisal Institute.

PARTIAL LIST OF CLIENTS

- **BANKS/LENDING INSTITUTIONS:**

Commercial Banks

Apex Bank

BancorpSouth

First Tennessee Bank

Bank of Bolivar

Bank of Camden

Bank of Crockett

Bank of Dyer

Bank of East Tennessee

Bank of Milan

Bank of Ripley

Bank of Sardis

BankTennessee

Carroll Bank & Trust

Centennial Bank

Citizens National Bank

Clayton Bank & Trust

Commercial Bank & Trust

Community Bank

Community South

Decatur County Bank

Farmers & Merchants Bank

FirstBank

First Citizens National Bank

First Horizon National Corporation

Commercial Banks (continued)

Foundation Bank

Hardin County Bank

Insouth Bank

McKenzie Banking Company

Medina Banking Company

Merchants & Farmers Bank

Merchants & Planters Bank

Paragon National Bank

The Peoples Bank

Peoples State Bank

Regions Bank

Simmons Bank

Sumner Bank & Trust

The Peoples Bank

Trustmark National Bank

Reelfoot Bank

Citizens Community Bank

West Tennessee Bank

Mortgage Companies/Management Companies

Landsafe Appraisal

Rels Valuation

Dart Appraisal

Title Source, Inc

2/15/2019

- **OTHER CLIENTS:**

The State of Tennessee
West Tennessee Healthcare
Jackson Energy Authority
Jackson Housing Authority

- **MARKET AREA SERVICED**

Service all areas of west Tennessee, except Shelby County (Memphis). **Madison County (Jackson, TN) is the primary area.** Other counties include Benton, Carroll, Chester, Crockett, Decatur, Dyer, Fayette, Gibson, Hardeman, Hardin, Haywood, Henderson, Henry, Lake, Lauderdale, McNairy, Obion, Tipton and Weakley.

- **REFERENCES**

1. Kevin Wright, Senior Vice President, BancorpSouth, 301 E Main St., Jackson, TN 38301; (731)-422-9200
2. Andrew Long, Regional President, Community Bank, 3200 N. Highland Ave., Jackson, TN 38305; (731)-664-1198
3. Brent Attaway, EVP/Chief Credit Officer, Centennial Bank, 329 Old Medina St., Medina, TN 38355; (731)-562-7505
4. Billy Wilhite, Regional Lending Manager, Simmons Bank, 480 Oil Well Rd., Jackson, TN 38305; (731)-984-8723
5. Holly Archer, Appraisal Manager, Commercial Bank & Trust, 101 N. Poplar St., Paris, TN 38242; (731)-641-9325
6. Monte Jones, President, Commercial Bank & Trust, 3093 N. Highland Ave., Jackson, TN 38305; (731)-512-4100
7. Pat Carrington, Community Bank President, First Citizens National Bank, 381 Walker Road, Jackson, TN 38305; (731)-664-5759
8. Whitney Cruzen, Trust Real Estate, First Tennessee Bank, 4385 Poplar Ave., Memphis TN, 38117; (901)-681-2340
9. Jason Melton, Appraisal Review Analyst, Simmons Bank, P.O. Box 839, Union City, TN 3828; (731)-885-7090
10. Chris Hayman, Appraisal Department, BancorpSouth Bank, 2778 West Jackson St., Tupelo, MS 38801; (662)-620-4356
11. Nadia Ocasio, Appraisal Specialist, First Bank, 318 Seaboard Lane, Suite 205, Franklin, TN 37067; (615)-370-6717
12. Brian Kissell, Senior Vice President, Reelfoot Bank, P.O. Box 308, Union City, TN 38281; (731)-886-5708
13. Holt Pritchett, Vice President, West Tennessee Bank, 1007 Highway 45 North, Henderson, TN 38340; (731)-267-5508

2/15/2019

FirstBank

Dear Appraiser:

This is to your authorization to proceed with an appraisal assignment for First*Bank*, the Client and Intended User of the appraisal report. The Intended use of the report will be to assist in a credit decision being made by the Bank. The report must meet the minimum requirements for an ***Appraisal Report*** OR ***Restricted Appraisal Report*** as defined in Standard 2-2 of USPAP with a prominent statement of the reporting type.

We expect that all appraisal reports will conform in all respects to the USPAP and FDIC regulations. The report will be completed in a narrative format after completing a site inspection – the level of inspection should be noted in the appraisal.

The appropriate approach(es) to value should be used in order to produce a ***credible*** report, as defined in USPAP.

All documents furnished to the appraiser are to be considered confidential information pursuant to the disclosure requirements in the confidentiality section of USPAP.

Your capacity in this assignment is as an independent contractor and not as an employee or agent of First*Bank*. Any report you prepare is to be addressed to First*Bank* and solely for the use of this Bank unless otherwise noted in this request. Your acceptance of this assignment will confirm the Bank owns the appraisal report upon completion of the assignment. The Bank reserves the right to accept the appraisal and will not be responsible for any expenses incurred by the assignment if wording or disclaimers are included limiting your professional liability to the Bank.

Additional requirements:

**** All appraisal reports must conform in all respects to the Uniform Standards of Professional Appraisal Practice (USPAP), Title XI of FIRREA, and any implementing regulations in effect as of the effective date of the report.***

**** All appraisal reports must include an opinion of the "As Is" value of the real property as of the effective date of the appraisal report, even if a different value (going concern, subject to, prospective, etc.) is requested by the client. All reports must included the Cost Approach.***

**** All appraisal reports must include a certification statement that the report was performed in accordance with the requirements of Title XI of FIRREA and any implementing regulations.***

- ******In accordance with Standard 2-2 (a) (viii) or Standard 2-2 (b) (viii) of USPAP, if the subject is under contract, or has sold in the past 36 months, adequate commentary and analysis is required (see AO 1 for more guidance). This requirement included contracts to buy or build******
- ***Interior photos are required for appraisals which entail an interior inspection. These photos should include the living room, kitchen, all baths, and any repairs which are needed.***
- ***The appraisal should include photos of any secondary improvements such as barns, outbuildings, guest houses, detached garages, etc.***
- ***The sales provided should bracket the subject's amenities. A comment is required for any "across the board" adjustments***

New required content:

******If your property contains multiple structures, you MUST provide the following information in the report:***

- Map/Parcel ID for Each Tract
- Description of Each Structure (Barn, Warehouse, etc.) Firstbank's definition of a structure is two walls and a roof
- 911/Mailing Address for Each Structure (if applicable)

******If any of the structure located on the property are in the FEMA Flood Zone, you must provide Replacement Cost for that structure******

Acceptance of this Engagement Letter acknowledges the following:

- You agree to give the property value without regard or being influenced by the sales price (if applicable), loan amount, tax assessed value, etc.
- You possess the required competency to complete the assignment, as defined in the Competency Rule of USPAP
- You have no current or prospective interest in the subject property.
- You have no personal relationships or conflicts of interest with any of the parties involved.
- You are capable of providing an unbiased opinion of market value.

Please include a copy of this Engagement Letter as part of your final appraisal report.

We appreciate your prompt attention in completing this report. Please contact me if you have any questions or desire any further property information. In addition, we request that ***any delays be communicated to the Bank immediately.***

A late fee of 3% per day will be executed unless the Bank is notified, in advance of the due date, of the cause of the delay. This late fee will ***not*** be applied when the cause of delay is outside the control of the appraiser.

2/5/2015

Sincerely,

Nadia Ocasio
Appraisal Specialist III
318 Seaboard Lane, Suite 205
(615) 370-6717

2/15/2019

FB
FirstBank

See attached engagement letter for a full list of conditions.

[X] BY CHECKING THE BOX, APPRAISER ACKNOWLEDGES THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING PROVISIONS AND THOSE SUCH PROVISIONS ARE REASONABLE AND ENFORCEABLE. VENDOR ACCEPTS THE APPRAISER AGREEMENT & TERMS.

Date: 10/15/2018
Time: 4:02 PM
Name: James Matlock
nick@appraisalservicesinc.com

GWJ
2/15/2019

APPROVED BY PROPERTY A...
Map 38 Parcel 1.00
Gary Homer, Assessor

WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS: That for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, cash in hand paid, the receipt of which is hereby acknowledged, **ALLBOYS FARMS, LLC, an Arkansas Limited Liability Company**, hereinafter called Grantor, has this day bargained and sold and by these presents does hereby transfer and convey all its right, title and interest unto ***DOUGLAS CANTRELL MAULDIN***, hereinafter called Grantee, his heirs and assigns, forever, the following described real estate situated in Perry County, Tennessee, to-wit:

> For a description to the real property, see Exhibit "A" attached hereto and made a part hereof as if set forth verbatim.
>
> Map 38, Parcel 1.00

If the above described real property is agricultural, forest or open spaced land and if such property will be converted to a use other than that stipulated in T.C.A. Section 67-5-1008 then pursuant to T.C.A. Section 67-5-1008(e), the buyer shall be liable for all roll back taxes due pursuant to T.C.A. Section 67-5-1008(c).

The Seller is not a foreign person subject to the withholding provisions of the Foreign Investment And Real Property Tax Act of 1980 as amended by the Federal Tax Reform Act of 1984.

TO HAVE AND TO HOLD said land, together with all improvements thereon and all appurtenances thereunto belonging unto the said Grantee, his heirs and assigns forever.

And Grantor does covenant with the said grantee, that Grantor is lawfully seized and possessed of said property, that Grantor has a good and lawful right to sell and convey the same, and it is free from any lien or encumbrance whatsoever, except as herein stated: subject to grant of flowage and Malaria control easement found of record in Deed Book Q-17, Page 523 and subject to reserved hunting rights found of record in Deed Book F-7, Page 108 and subject to flowage easements found of record in Deed Book X-24, Page 131; Deed Book R-18, Page 467; Deed Book T-20, Page 155; and Deed

2/15/2019

Book R-18, Page 423 and except 2015 taxes which are now a lien but not yet due and payable.

And Grantor does further covenant and bind himself, his heirs and assigns, to warrant and defend the title thereto against the lawful claims and demands of all persons whomsoever. Wherever used, the singular number shall include the plural, the plural, the singular, and the use of any gender shall be applicable to all genders.

IN TESTIMONY WHEREOF, Allboys Farms, LLC, has caused this deed to be signed in its limited liability company name by Bryan Wagner, its ~~member~~ Manager (SBW 7/28/2015), on this the 28 day of July, 2015.

ALLBOYS FARMS, LLC

BY. [signature]

BRYAN WAGNER, MANAGER

STATE OF ARKANSAS
COUNTY OF CRAIGHEAD

Personally appeared before me, the undersigned Notary Public in and for said County and State, the within named Bryan Wagner, with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence, and who, upon oath, acknowledged himself to be the Manager of Allboys Farms, LLC, the within named bargainor, a corporation, and that he as such Manager executed the foregoing Deed for the purposes therein contained by signing the name of Allboys Farms, LLC by himself as Manager.

WITNESS my hand and seal of office at JONESBORO, ~~Tennessee~~ ARKANSAS, on this the 28TH day of July, 2015.

[signature]

Notary Public

My Com. Exp. 6/15/2019

Robert J. Gibson
Notary Public - State of Arkansas
County of Craighead
My Commission Expires: 06/15/2019
Commission # 12371620

DISCLAIMER

PREPARER OF THIS DOCUMENT MAKES NO WARRANTIES AS TO TITLE ON THE PROPERTY HEREIN CONVEYED. THIS DEED WAS PREPARED FROM INFORMATION FURNISHED TO PREPARER AND PREPARER MAKES NO WARRANTIES AS TO THE ACCURACY OF INFORMATION FURNISHED.

****

PROPERTY OWNERS NAME AND ADDRESS (SAME AS PERSON RESPONSIBLE FOR PAYMENT OF REAL PROPERTY TAXES UNLESS OTHERWISE STATED):

Douglas Cantrell Mauldin
PO Box 98
Cascilla, MS 38920

****

2/15/2019

THIS INSTRUMENT PREPARED BY:
CATHY HORNSBY FROST
HORNSBY LAW FIRM
P.O. BOX 477
BOLIVAR, TN 38008

OATH

I, or we, hereby swear or affirm that the actual consideration to this transfer, or value of the property or interest in property transferred, whichever is greater, is **$2,776,500.00** which amount is equal to or greater than the amount which the property or interest in property transferred would command at a fair and voluntary sale.

[signature], Manager
Affiant

Subscribed and sworn to before me this the _____ day of July, 2015.

[signature]
Notary Public or Register

My Com. Exp ~~8-23-2017~~ 6/15/2019

Robert J. [illegible]
Notary Public - State of Arkansas
County of Craighead
My Commission Expires: 06/15/2019
Commission # [illegible]

[handwritten initials] 2/15/2019

EXHIBIT "A"

Beginning at a point in the centerline of Bunker Hill Road, which point is the Southwest corner of Hale Gregory as recorded in Deed Book D12, Page 359, Register's Office of Perry County. Tennessee; Thence, from the point of beginning, and with the centerline of Bunker Hill Road, the following calls; North 79 degrees 12 minutes 45 seconds West 243.12 feet; North 89 degrees 01 minute 44 seconds West 103.80 feet; South 82 degrees 13 minutes 42 seconds West 146.53 feet; South 86 degrees 00 minutes 21 seconds West 175.29 feet; North 82 degrees 05 minutes 39 seconds West 114.38 feet; North 70 degrees 49 minutes 23 seconds West 273.17 feet; North 61 degrees 34 minutes 50 seconds West 134.55 feet; North 32 degrees 29 minutes 49 seconds West 417.42 feet; North 12 degrees 24 minutes 27 seconds West 113.06 feet; North 15 degrees 53 minutes 28 seconds East 56.05 feet; North 34 degrees 54 minutes 32 seconds East 346.31 feet; North 54 degrees 19 minutes 47 seconds East 82.91 feet; North 77 degrees 37 minutes 05 seconds East 119.20 feet; North 70 degrees 26 minutes 23 seconds East 155.88 feet; North 60 degrees 46 minutes 49 seconds East 106.25 feet; North 52 degrees 45 minutes 31 seconds East 483.00 feet; North 37 degrees 28 minutes 42 seconds East 495.79 feet; North 18 degrees 06 minutes 55 seconds East 298.07 feet; North 23 degrees 51 minutes 08 seconds East 169.01 feet; North 30 degrees 10 minutes 17 seconds East 196.67 feet; North 15 degrees 18 minutes 44 seconds East 54.18 feet; North 04 degrees 12 minutes 28 seconds West 98.08 feet, North 20 degrees 02 minutes 05 seconds West 268.61 feet; North 23 degrees 29 minutes 41 seconds West 565.16 feet; North 18 degrees 19 minutes 15 seconds West 133.76 feet; North 25 degrees 15 minutes 46 seconds West 61.77 feet; North 39 degrees 20 minutes 13 seconds West 207.43 feet; North 29 degrees 41 minutes 57 seconds West 84.15 feet; North 18 degrees 02 minutes 18 seconds West 155.03 feet; North 21 degrees 08 minutes 29 seconds West 138.85 feet; North 33 degrees 27 minutes 55 seconds West 150.90 feet; North 40 degrees 24 minutes 43 seconds West 209.13 feet; North 34 degrees 44 minutes 43 seconds West 893.85 feet; North 31 degrees 07 minutes 00 seconds West 284.11 feet; North 29 degrees 35 minutes 39 seconds West 154.10 feet to the Northeast corner of RHR Investments as recorded in Deed Book D7, Page 577, Register's Office of Perry County, Tennessee; Thence, with the North line of RHR Investments, the following calls: South 68 degrees 06 minutes 19 seconds West 2035.34 feet to an iron pin found; North 85 degrees 22 minutes 27 seconds West 138.25 feet to an iron pin found; North 81 degrees 56 minutes 27 seconds West 4902.57 feet to the Tennessee River; Thence, with the Tennessee River, the following calls; North 28 degrees 23 minutes 05 seconds East 1458.78 feet; North 36 degrees 47 minutes 10 seconds East 504.88 feet; North 40 degrees 47 minutes 28 seconds East 1012.42 feet; North 44 degrees 10 minutes 58 seconds East 1000.05 feet; North 33 degrees 42 minutes 39 seconds East 418.55 feet; North 35 degrees 38 minutes 48 seconds East 280.92 feet, North 39 degrees 42 minutes 48 seconds East 901.44 feet; North 45 degrees 27 minutes 37 seconds East 120.40 feet; North 41 degrees 42 minutes 15 seconds East 731.49 feet; North 48 degrees 57 minutes 41 seconds East 592.06 feet; North 47 degrees 39 minutes 47 seconds East 527.78 feet; North 57 degrees 37 minutes 13 seconds East 363.36 feet; North 61 degrees 46 minutes 48 seconds East 397.58 feet; North 60 degrees 43 minutes 49 seconds East 1554.09 feet; North 46 degrees 39 minutes 07 seconds East 1910.89 feet to the Southwest corner of Colton Qualls; Thence, with the South line of Qualls, the following calls; South 74 degrees 10 minutes 47 seconds East 1347.37 feet to an iron pin found; South 70 degrees 18 minutes 26 seconds East 571.96 feet to an iron pin found; South 76 degrees 58 minutes 10 seconds East 520.83 feet to an iron pin found; South 42 degrees 47 minutes 51 seconds East 104.09 feet to an iron pin found; North 48 degrees 21 minutes 31 seconds East 101.02 feet to an iron pin found; North 85 degrees 42 minutes 20 seconds East 69.10 feet; South 75 degrees 09 minutes 37 seconds East 63.92 feet; North 76 degrees 21 minutes 21 seconds East 68.87 feet to a point in the centerline of Deer Creek Road; Thence, with the centerline of Deer Creek Road, the following calls; South 87 degrees 17 minutes 19 seconds East 99.22 feet; North 85 degrees 43 minutes 02 seconds East 365.33 feet to the centerline of Lake Road; North 80 degrees 58 minutes 03 seconds East 59.68 feet; North 71 degrees 51 minutes 41 seconds East 55.18 feet; North 68 degrees 06 minutes 44 seconds East 256.70 feet; North 72 degrees 16 minutes 29 seconds East 216.50 feet; South 74

2/15/2019

degrees 53 minutes 20 seconds East 45.67 feet; North 83 degrees 17 minutes 59 seconds East 427.62 feet; South 88 degrees 35 minutes 32 seconds East 69.84 feet to a railroad spike found at the Northwest corner of Gladys Depriest; Thence, with lines of Depriest, the following calls: South 06 degrees 18 minutes 15 seconds East 678.91 feet to an iron pin found; South 2 degrees 22 minutes 16 seconds East 218.69 feet to an iron pin found; South 39 degrees 13 minutes 30 seconds West 920.44 feet to an iron pin found; South 72 degrees 41 minutes 47 seconds West 43.15 feet to a point in the centerline of Lake Road; Thence, with the centerline of Lake Road, the following calls; South 12 degrees 10 minutes 17 seconds West 121.24 feet; South 16 degrees 43 minutes 33 seconds West 141.47 feet; South 04 degrees 05 minutes 51 seconds East 59.76 feet; South 23 degrees 19 minutes 24 seconds East 289.15 feet; South 30 degrees 42 minutes 01 seconds East 175.42 feet; South 30 degrees 57 minutes 04 seconds East 185.75 feet; South 21 degrees 51 minutes 43 seconds East 97.95 feet; South 05 degrees 55 minutes 50 seconds East 194.88 feet; South 16 degrees 08 minutes 24 seconds East 133.08 feet; South 26 degrees 23 minutes 45 seconds East 94.37 feet; South 30 degrees 49 minutes 47 seconds East 204.55 feet; South 38 degrees 54 minutes 01 seconds East 136.59 feet; South 51 degrees 23 minutes 35 seconds East 102.51 feet; South 62 degrees 42 minutes 29 seconds East 141.71 feet; South 56 degrees 03 minutes 41 seconds East 45.82 feet; South 28 degrees 20 minutes 45 seconds East 58.93 feet; South 02 degrees 30 minutes 51 seconds East 78.11 feet; South 07 degrees 13 minutes 38 seconds West 292.40 feet; South 03 degrees 46 minutes 49 seconds West 72.69 feet; South 05 degrees 05 minutes 45 seconds East 94.46 feet; South 20 degrees 43 minutes 22 seconds East 190.34 feet; South 16 degrees 25 minutes 07 seconds East 181.87 feet; South 12 degrees 35 minutes 50 seconds West 67.05 feet; South 36 degrees 33 minutes 01 seconds West 48.93 feet; South 56 degrees 15 minutes 44 seconds West 71.97 feet; South 64 degrees 14 minutes 35 seconds West 172.53 feet; South 45 degrees 56 minutes 48 seconds West 63.58 feet; South 32 degrees 13 minutes 55 seconds West 88.66 feet; South 22 degrees 41 minutes 31 seconds West 134.06 feet; South 15 degrees 10 minutes 43 seconds West 205.54 feet; South 08 degrees 37 minutes 18 seconds West 117.69 feet to a railroad spike at the centerline Of Bunker Hill Road; Thence, with the centerline of Bunker Hill Road, the following calls; South 58 degrees 01 minutes 04 seconds West 138.95 feet; South 50 degrees 44 minutes 26 seconds West 46.13 feet to a railroad spike; Thence, with lines of Ashton, the following calls; South 74 degrees 23 minutes 58 seconds West 167.53 feet to an iron pin found; South 42 degrees 43 minutes 39 seconds West 108.37 feet to an iron pin found; North 23 degrees 44 minutes 54 seconds West 68.61 feet to an iron pin found; South 64 degrees 22 minutes 49 seconds West 22.70 feet to an iron pin found; North 35 degrees 02 minutes 44 seconds West 224.47 feet to an iron pin found; South 80 degrees 57 minutes 03 seconds West 479.84 feet to an iron pin found; South 49 degrees 20 minutes 34 seconds West 465.94 feet to an iron pin found; South 60 degrees 26 minutes 16 seconds West 313.02 feet to an iron pin found, South 87 degrees 57 minutes 48 seconds West 295.00 feet to an iron pin found; South 66 degrees 02 minutes 12 seconds East 670.00 feet to an iron pin found, South 17 degrees 55 minutes 37 seconds East 346.75 feet to a railroad spike in the Centerline of Bunker Hill Road; Thence, with the centerline of Bunker Hill Road, North 60 degrees 35 minutes 42 seconds East 12.02 feet to a railroad spike; Thence, with lines of Temple Fuller, the following calls; South 00 degrees 00 minutes 00 seconds West 140.82 feet to an iron pin found; South 65 degrees 02 minutes 34 seconds West 756.54 feet to an iron pin found; South 00 degrees 53 minutes 27 seconds East 99.02 feet to an iron pin found; South 13 degrees 39 minutes 13 seconds West 172.91 feet to an iron pin found; South 40 degrees 18 minutes 02 seconds West 152.71 feet; South 24 degrees 02 minutes 34 seconds West 198.00 feet; South 39 degrees 06 minutes 24 seconds East 253.75 feet to an iron pin found; South 26 degrees 42 minutes 02 seconds East 207.05 feet; South 01 degree 02 minutes 34 seconds West 132.00 feet; South 08 degrees 57 minutes 26 seconds East 132.00 feet; South 05 degrees 57 minutes 26 seconds East 198.00 feet; South 10 degrees 57 minutes 26 seconds East 264.00 feet; South 17 degrees 02 minutes 34 seconds West 198.00 feet; South 38 degrees 02 minutes 34 seconds West 198.00 feet; South 29 degrees 48 minutes 09 seconds West 230.72 feet to an iron pin found; Thence, with Mark Bolick, South 88 degrees 35 minutes 41 seconds West 127.27 feet to an iron pin found; Thence, with Bolick and then Hale Gregory, South 09 degrees 23 minutes 05 seconds

SWD 2/05/2019

West 3044.42 feet to an iron pin found; Thence, with lines of Gregory, the following calls: North 83 degrees 20 minutes 56 seconds West 1112.58 feet to an iron pin found; South 07 degrees 05 minutes 53 seconds West 1422.45 feet to the point of beginning. Containing 1821.23 acres.

Per Certificate of Survey by Advanced Land Surveying, Inc., R.L.S. #2127, Henderson, TN, dated August 23, 2005.

This being the same property conveyed to Allboys Farms, LLC by quitclaim deeds as found of record in Deed Book D16, Page 236 and Deed Book D16, Page 246, Register's Office of Perry County, Tennessee.

Map 38, Parcel 1.00

AWS
2/15/2019

BK/PG: D20/206-210

15000920

6 PGS AL-WARRANTY DEED	
PATRICIA BATCH 18297	07/31/2015 - 12:30 PM
VALUE	2776500.00
MORTGAGE TAX	0.00
TRANSFER TAX	10273.05
RECORDING FEE	30.00
ARCHIVE FEE	0.00
DP FEE	2.00
REGISTER'S FEE	1.00
TOTAL AMOUNT	10306.05

STATE OF TENNESSEE, PERRY COUNTY
PATRICIA W. BELL
REGISTER OF DEEDS

Neighborhood Map

Borrower	DOUG MAULDIN						
Property Address	LAKE ROAD						
City	LINDEN	County	PERRY	State	TN	Zip Code	37096
Lender/Client	FIRST BANK						


a la mode, inc.
SUBJECT
LAKE ROAD
LINDEN, TN 37096
Ridgeway Rd
Cotham Town Ln
Hog Creek Rd
Town Creek Lake Rd
Sumac Rd
Lake Rd
Bible Hill Rd
Deer Creek Rd
Owl Hollow Rd
Bing
2500 feet
500 m
© 2018 HERE, © 2018 Microsoft Corporation Terms

2/15/2019

COUNTY PROFILE TOOL

USE THE MAP TO FIND IDEAL BUSINESS LOCATIONS BASED ON DYNAMIC REPORTING OF AREA INFORMATION.



181
24
65
75
81
155
440
40
640
26
140
24
40
240
65
75
55

Interstates
Major Roads
Railroads
Waterways

SELECT DATA

Choose a data set with the selector above, to apply a heatmap to the map tool.

PERRY COUNTY, TENNESSEE

2/15/2015

POPULATION & DEMOGRAPHICS

Location

Time Zone	Central Time Zone
Grand Division	Middle Tennessee
Area (Square Miles)	414.7
County Seat	Linden
Metropolitan Area	South Central Tennessee nonmetropolitan area
ECD Region	Southern Middle

Age (Percentage of Population)	Male	Female	Total
Under 5 Years Old	6.2%	7.3%	6.8%
Under 18 Years Old	23.0%	22.0%	22.5%
18-64 Years Old	58.3%	56.4%	57.4%
65 Years and Over	18.7%	21.6%	20.1%
Median Age	40.8	44.9	43.3

Population

Population (2012)	7,848
Population (2017)	7,975
Population Change (2012-2017)	1.6%
Population Forecast (2025)	8,069
Foreign Born Persons (Percentage of Population)	0.8%
Language Other Than English Spoken At Home (Percentage of Population)	3.6%
Civilian Veteran Population	664

Race	(Percentage of Population)
White, alone	94.8%
Black or African American, alone	3.0%
American Indian And Alaska Native, alone	0.4%
Asian, alone	0.2%
Native Hawaiian or Other Pacific Islander, alone	0.0%
Some Other Race, alone	0.0%
Two or More Races	1.7%
Hispanic or Latino	2.2%

Sources:
U.S. Census Bureau, 2012-2016 5-Year American Community Survey
U.S. Census Bureau, 2017 Annual Population Estimates
U.S. Bureau of Labor Statistics
Tennessee State Data Center (2017)

2/15/2019

HOUSING & INCOME

Housing & Income	
Households	3,209
Homeownership Rate	82.0%
Persons Per Household	2.41
Living In Same House 1 Year & Over	90.2%
Median Home Value	$81,900
Annual Home Sales	54
Median Sale Price Of Homes Sold	$71,621
Persons In Households With Income Below Poverty Level	28.6%
Total Personal Income	$234,062,000
Personal Income Per Capita	$29,390

Household Income & Benefits	Percent of Household
Less Than $10,000	13.2%
$10,000 To $14,999	8.1%
$15,000 To $24,999	17.7%
$25,000 To $34,999	15.4%
$35,000 to $49,999	12.5%
$50,000 to $74,999	21.0%
$75,000 to$ 99,999	5.3%
$100,000 to $149,999	5.8%
$150,000 to $199,999	0.4%
$200,000 or More	0.5%
Median Household Income	$31,274

Percentage of Households by Income Range


% of Total Households
Household Income & Benefits

2/15/2019

Sources:
U.S. Census Bureau, 2012-2016 5-Year American Community Survey
Tennessee Housing Development Agency (2016)
U.S. Bureau of Economic Analysis (2016)

2/05/2019

TAX STRUCTURE

Property Tax

Property Tax Rate (County)	$2.45
State Property Tax	None
Assessment Ratio: Residential Property	25%
Assessment Ratio: Farm Property	25%
Assessment Ratio: Commercial/Industrial Property	40%
Assessment Ratio: Public Utility Property	55%
Assessment Ratio: Business Personal Property	30%

State Tax

State Income Tax on Wages	None
State Income Tax: Interest from Bonds and Notes and Dividends from Stock	3% (Hall Income tax is fully repealed after January 1, 2021)
Excise Tax (State)	6.5% of Tennessee taxable income
Franchise Tax (state)	0.25% of the greater of net worth or real and tangible property in Tennessee. The minimum tax is $100.
Unemployment Insurance Tax (state)	2.7% of the first $8,000 in wages for new employers

Debt per Capita

State Debt per Capita	$913 (lowest in U.S.)
County Debt Per Capita	$149

Sources:
Tennessee Comptroller of the Treasury (2017)
Tennessee Department of Revenue (2018)
The Tax Foundation (2018)

Sales Tax

State Sales Tax Rate	7.0%
County Sales Tax Rate	2.50%
Local Sales Tax Collections (FY 2016)	$997,380
Local Sales Tax Collections (FY 2017)	$981,067
Local Sales Tax Collections Growth (FY 2016-FY 2017)	-1.6%

State Bond Ratings

Moody's	Aaa
Standard & Poor's	AAA
Fitch	AAA

2/15/2019

LABOR FORCE

Labor Force Estimates (2016)	Tennessee	Perry
Labor Force	3,139,378	3,194
Employment	2,988,212	2,987
Unemployment	151,166	207
Unemployment Rate	4.8%	6.5%

Monthly Unemployment Rate	Current	12 Months Ago
Tennessee	3.3%	4.8%
(August 2017)		
Perry	4.1%	6.4%
(August 2017)		

Unemployment Rate*	Tennessee	Perry
2013	7.7%	9.4%
2014	6.5%	8.0%
2015	5.5%	6.7%
2016	4.8%	6.5%

*The statewide rate is seasonally adjusted; the county rate is not seasonally adjusted.

Unemployment Rate



Tennessee Rate
Perry Rate

Sources:
Tennessee Department of Labor and Workforce Development (August 2017)
U.S. Bureau of Labor Statistics

2/15/2019

INDUSTRIES

Industry	Employment (2016)	Establishments (2016)	Avg. Annual Wages (2016)
Crop and Animal Production	14	3	20652
Mining, Quarrying, and Oil and Gas Extraction	19	2	$78,494
Utilities	18	1	$50,111
Construction	23	5	$32,583
Manufacturing	653	10	$37,514
Wholesale Trade	<10	3	Insf. Data
Retail Trade	179	27	$24,771
Transportation and Warehousing	37	7	$47,549
Information	<10	3	Insf. Data
Finance and Insurance	40	4	$53,019
Real Estate and Rental and Leasing	12	3	25725
Professional, Scientific, and Technical Services	11	7	21433
Management of Companies and Enterprises	0	0	$0

Industry Continued	Employment (2016)	Establishments (2016)	Avg. Annual Wages (2016)
Administrative, Support, Waste Management and Remediation	<10	2	Insf. Data
Educational Services	<10	1	Insf. Data
Health Care and Social Assistance	393	12	$36,604
Arts, Entertainment, and Recreation	0	0	$0
Accommodation and Food Services	94	8	$14,021
Other Services (except Public Administration)	22	8	$28,256
Government	432	19	$43,420
Unclassified	0	0	$0
Total	**1,963**	**125**	**$36,984**

Key Cluster	Total Employment
Aerospace & Defense	0
Automotive	0
Business Services	11
Energy Technology	26
Chemicals, Plastics & Rubber	498
Film, Music & Entertainment	0
Food & Agribusiness	0
Healthcare & Medical Devices	401
Advanced Manufacturing	591
Transportation, Distribution & Logistics	29

2/15/2019

Unique Occupations*	Employment	Location Quotient*
Tire Builders	27	87.46
Extruding, Forming, Pressing, and Compacting Machine Setters, Operators, and Tenders	69	68.59
Sawing Machine Setters, Operators, and Tenders, Wood	26	35.64
Psychiatric Aides	36	35.54
Cutting and Slicing Machine Setters, Operators, and Tenders	27	29.96

*The above occupations have an above-average regional concentration of employment, demonstrating unique characteristics about the county and its workforce.

** Location quotient (LQ) is a way of quantifying how concentrated an occupation is in a region as compared to the nation. An LQ with a value greater than 1 indicates the occupation represents a larger share of total employment than the national average. An LQ with a value less than 1 indicates the occupation represents a smaller share of total employment than the national average.*

Sources:
EMSI (2017)

2/15/2019

TOP EMPLOYERS

Top County Employers	Estimated Employees	City
Bates Rubber, Inc.	300	Lobelville
Nyx, Inc.	299	Linden
Perry County School District	250	Linden
Perry Community Hospital, LLC	104	Linden
Perry County Nursing Home	102	Linden

2/15/2019

TRANSPORTATION & LOGISTICS

Transportation	
Nearest Commercial Service Airport	McKellar Sipes (Jackson)
Distance to Nearest Commercial Service Airport	69 miles
Daily Flights At Nearest Commercial Service Airport	7
Nearest General Aviation Airport	Perry County
Distance to Nearest General Aviation Airport	0
Runway Length at Nearest General Aviation Airport	3,600'
Mean Travel Time to Work (Minutes)	27.4
Access of Interstate	I-40
U.S. Highways	412, 641
State Highways	13, 20, 48, 100, 128, 438
Nearest Port (From County Seat)	New Johnsonville
Railroads Serving County	

Sources:
Tennessee Department of Transportation
U.S. Census Bureau, 2010-2014 5-Year American Community Survey

Hwt
2/15/2019

EDUCATION

General Stats	Perry	Tennessee
Population Aged 25-64 With High School Degree Or Higher	77.4%	89.1%
Population Aged 25-64 With Associate's Degree Or Higher	14.7%	35.7%
Population Aged 25-64 With Bachelor's Degree Or Higher	10.3%	27.7%
High School Graduation Rate	96.6%	89.1%
College Going Rate	70.3%	60.8%
Average ACT Score	18.8	20.1

Perry County Schools	Schools	Enrollment
Elementary Schools	2	477
Middle Schools	1	213
High Schools	1	323

*Note: enrollment is compiled by grade level and may not necessarily match school type.

Regional Higher Education Institutions	City	Enrollment
Tennessee College of Applied Technology-Hohenwald	Hohenwald	638

High School Graduation Rate



2/15/2019

College Going Rate



Average ACT Score



Sources:
U.S. Census Bureau, 2016 1-Year American Community Survey,
U.S. Census Bureau, 2012-2016 5-Year American Community Survey
Tennessee Department of Education (2016-2017)
National Center for Education Statistics (2016-2017)
Tennessee Higher Education Commission

† Regional higher education institutions include those within the selected and surrounding counties.

2/15/2019

HEALTH & PUBLIC SAFETY

Doctors

Number Of Doctors	3

Overweight & Obesity Prevalence

Adults*	32.7%
Children** (Grade 8)	39.0%

* Behavioral Risk Factor Surveillance System. (2006-2012) For adults, obesity is defined as having a BMI of greater than 30

**. Tennessee Department of Health. Overweight/obese was defined as body mass index (BMI) greater than or equal to the 85th percentile for children of the same age and sex

Regional Hospitals	Number Of Beds	City
Camden General Hospital	25	Camden
Perry Community Hospital	53	Linden
Saint Thomas Hickman Hospital	25	Centerville
Three Rivers Hospital	25	Waverly
Wayne Medical Center	80	Waynesboro

Crime Rate Per 1,000 People	28.9

Sources:
Tennessee Department of Health (2014)
Tennessee Bureau of Investigation (2014)

† Regional hospitals include those within the selected and surrounding counties.

2/15/2019

CLIMATE

Climate

Average High Temperature	70.7°F
Average Low Temperature	45°F
Average Annual Temperature	57.9°F
Annual Rainfall	55.62"
Elevation (at County Seat)	498'
Prevailing Winds	South-Southwest

Sources:
usclimatedata.com (2015)

COMMUNITY INFORMATION

Linden

Population (2013)	889
Charter Type	Private Act
Local Option Sales Tax Rate	2.50%
City Property Tax Rate	$0.50
Phone Number	(931) 589-2736 (tel:9315892736)
Retire Tennessee Participant	No
Tennessee Downtowns Participant	Yes
Main Street Participant	No

Lobelville

Population (2013)	879
Charter Type	General Law Mayor-Alderman
Local Option Sales Tax Rate	2.50%
City Property Tax Rate	$0.55
Phone Number	(931) 593-2285 (tel:9315932285)
Retire Tennessee Participant	No
Tennessee Downtowns Participant	No
Main Street Participant	No

Additional Community Information

ThreeStar Certified County	Yes

Sources:
Tennessee Municipal Technical Advisory Service
Tennessee Department of Revenue (2015)
Tennessee Comptroller of the Treasury (2015)
U.S. Census Bureau, 2010-2014 5-Year American Community Survey

2/15/2019

CRS PowerTool Appraiser

Property Report

Tuesday, October 16, 2018

Lake Rd, TN
Perry County, TN parcel# 038 001.00

Property Report



Location

Property Address	Lake Rd TN
Subdivision	
County	Perry County, TN

Current Owner

Name	Mauldin Douglas Cantrell
Mailing Address	Po Box 98 Cascilla, MS 38920-0098

Property Summary

Property Type	Farm
Land Use	Lumber + Wood Products (Except Furntre)
Improvement Type	Single Family
Square Feet	864 sf

General Parcel Information

Parcel/Tax ID	038 001.00
Special Int	000
Alternate Parcel ID	
Land Map	038
District/Ward	02
2010 Census Trct/Blk	9301/2
Assessor Roll Year	2017

Sales History through 09/24/2018

Date	Amount	Buyer/Owners	Buyer/Owners 2	Instrument	No. Parcels	Book/Page or Document#
07/28/2015	$2,776,500	Mauldin Douglas Cantrell		Warranty Deed		D20/205
07/16/2013		Allboys Farms Llc % Wagner Bryan				D16/246
07/16/2013		Allboys Farms Llc % Wagner Bryan				D16/236
03/30/2001		Wagner Fred O				Q20/878
02/09/1990	$102,418	Wagner Fred O		Warranty Deed		N16/572
08/21/1979		Wagner Fred O				U22/320
01/01/1974	$345,750			Warranty Deed		L13/494

Tax Assessment

Appraisals	Amount	Taxes	Amount	Jurisdiction	Rate
Assessment Year	2017	Tax Year	2017		
Appraised Land	$1,955,700	City Taxes	$0		
Appraised Improvements	$12,600	County Taxes	$12,055.84	Perry	2.45
Total Tax Appraisal	$1,968,300	Total Taxes	$12,055.84		
Total Assessment	$492,075	Exempt Amount			
		Exempt Reason			

Mortgage History

Date	Borrower	Lender	Book/Page or Document#

	Loan Amount			
7/29/2015	$3,000,000	Mauldin Douglas Cantrell	Universal Guaranty Life Insurance	116/499 15000921

Property Characteristics: Building

Building #	Type	Condition	Sq Feet	Year Built	Effective Year	BRs	Baths	Rooms	Stories	Units
1	Single Family	Average	864	1985	1985				1	

Building Square Feet (Living Space)		Building Square Feet (Other)	
Base	864	Open Porch Unfinished	216

Construction

Quality	Below Average -	Roof Framing	Gable/Hip
Shape	Rectangular Design	Roof Cover Deck	Composition Shingle
Partitions		Cabinet Millwork	Minimum
Common Wall		Floor Finish	Sheet Vinyl
Foundation	Piers	Interior Finish	Paneling Below Average
Floor System	Wood W/O Sub Floor	Air Conditioning	
Exterior Wall	Siding Minimum	Heat Type	
Structural Framing		Bathroom Tile	
Fireplace		Plumbing Fixtures	3

Other

Occupancy	Occupied	Building Data Source	Inspection

Property Characteristics: Extra Features

No extra features were found for this parcel.

Property Characteristics: Lot

Land Use	Lumber + Wood Products (Except Furntre)	Lot Dimensions	
Block/Lot		Lot Square Feet	79,332,461
Latitude/Longitude	35.732516°/-88.005376°	Acreage	1821.23

Type	Land Use	Units	Tax Assesssor Value
Woodland 2		1343.23 AC	$1,141,750.00
Rotation		278	$500,400.00
Pasture		199	$298,500.00
Imp Site		1	$15,000.00

Property Characteristics: Utilities/Area

Gas Source		Road Type	Gravel
Electric Source	Public	Topography	Level
Water Source	Individual	District Trend	Stable
Sewer Source	Individual	Special School District 1	
Zoning Code		Special School District 2	
Owner Type			

Legal Description

Subdivision		Plat Book/Page	
Block/Lot		Description	
District/Ward	02		

Hwf
2/15/2019

Flood Zone Information

Zone Code	Flood Risk	BFE	Description	FIRM Panel ID	Firm Panel Eff. Date
AE	High		Areas subject to inundation by the 1-percent-annual-chance flood event determined by detailed methods. Base Flood Elevations (BFEs)	47135C0125D	09/29/2010

		are shown. Mandatory flood insurance purchase requirements and floodplain management standards apply.		
X	Minimal	Area of minimal flood hazard, usually depicted on FIRMs as above the 500-year flood level.	47135C0150D	09/29/2010
X	Minimal	Area of minimal flood hazard, usually depicted on FIRMs as above the 500-year flood level.	47135C0125D	09/29/2010
AE	High	Areas subject to inundation by the 1-percent-annual-chance flood event determined by detailed methods. Base Flood Elevations (BFEs) are shown. Mandatory flood insurance purchase requirements and floodplain management standards apply.	47135C0150D	09/29/2010

Zone Source: FEMA DFIRM Data

Tuesday, October 16, 2018

Lake Rd, TN
Perry County, TN parcel# 038 001.00

2/15/2019

Perry County, Tennessee


Subject Parcel Pins
Property Features
Parcels
Parcels
District/Muni Boundaries
Abc Political Boundary Text
City Limit Line
County Limit Line
Ward/Civil District Line
Utilities
Gas Pipeline
Other Features
School
Cemetery
Church
Transportation Featuers
Driveways
Street Centerlines
Hydrology
Lakes/Ponds/River
038 001.00
SCALE 1 : 44,810
2,000
0
2,000
4,000
6,000
FEET
N

2/15/2019


35°45'00"
TENNESSEE RIVER
376
DEER CREEK
520000 FT
ZONE AE
515000 FT
Hewlett Branch
D
Perry County
Unincorporated Areas
470144
BUNKER HILL RD
510000 FT
376
OWL HOLLOW RD
RD
376
377

ance Program at 1-800-638-6620.

MAP SCALE 1" = 2000'

0 | 0 | 1,000 | 2,000 | 3,000 | 4,000 FEET

NATIONAL FLOOD INSURANCE PROGRAM

NFIP

PANEL 0125D

FIRM

FLOOD INSURANCE RATE MAP

PERRY COUNTY, TENNESSEE

AND INCORPORATED AREAS

PANEL 125 OF 400

(SEE MAP INDEX FOR FIRM PANEL LAYOUT)

CONTAINS:

COMMUNITY	NUMBER	PANEL	SUFFIX
PERRY COUNTY	470144	0125	D

Notice to User: The Map Number shown below should be used when placing map orders; the Community Number shown above should be used on insurance applications for the subject community.

MAP NUMBER
47135C0125D

EFFECTIVE DATE
SEPTEMBER 29, 2010

Federal Emergency Management Agency

This is an official copy of a portion of the above referenced flood map. It was extracted using F-MIT On-Line. This map does not reflect changes or amendments which may have been made subsequent to the date on the title block. For the latest product information about National Flood Insurance Program flood maps check the FEMA Flood Map Store at www.msc.fema.gov

AWJ
2/15/2015


88°00'00"
410000mE
411000mE
412000m
35°45'00"
375
ZONE AE
3956000mN
3955000mN
3954000mN
3953000mN
DEER CREEK FORD RD
DEER CREEK RD
CHIRT PIT RD
Deer Creek
ZONE A
LAKE RD
BUNKER HILL RD
Deer Creek
C
HWL
2/15/2019

ance Program at 1-800-638-6620.

MAP SCALE 1" = 2000'

0 | 1,000 | 2,000 | 3,000 | 4,000 FEET

NFIP NATIONAL FLOOD INSURANCE PROGRAM

PANEL 0150D

FIRM

FLOOD INSURANCE RATE MAP

PERRY COUNTY, TENNESSEE

AND INCORPORATED AREAS

PANEL 150 OF 400

(SEE MAP INDEX FOR FIRM PANEL LAYOUT)

CONTAINS:

COMMUNITY	NUMBER	PANEL	SUFFIX
PERRY COUNTY	470144	0150	D

Notice to User: The Map Number shown below should be used when placing map orders; the Community Number shown above should be used on insurance applications for the subject community.

MAP NUMBER 47135C0150D

EFFECTIVE DATE SEPTEMBER 29, 2010

Federal Emergency Management Agency

This is an official copy of a portion of the above referenced flood map. It was extracted using F-MIT On-Line. This map does not reflect changes or amendments which may have been made subsequent to the date on the title block. For the latest product information about National Flood Insurance Program flood maps check the FEMA Flood Map Store at www.msc.fema.gov

Aerial Map

Borrower	DOUG MAULDIN						
Property Address	LAKE ROAD						
City	LINDEN	County	PERRY	State	TN	Zip Code	37096
Lender/Client	FIRST BANK						



a la mode, inc.
SUBJECT
LAKE ROAD
LINDEN, TN 37096

2/15/2019

U.S. Fish and Wildlife Service

National Wetlands Inventory

WETLANDS MAP


1:51,295
0
0.425
0.85
1.7 mi
0
0.5
1
2 km

October 16, 2018

Wetlands

- Estuarine and Marine Deepwater
- Estuarine and Marine Wetland
- Freshwater Emergent Wetland
- Freshwater Forested/Shrub Wetland
- Freshwater Pond
- Lake
- Other
- Riverine

This map is for general reference only. The US Fish and Wildlife Service is not responsible for the accuracy or currentness of the base data shown on this map. All wetlands related data should be used in accordance with the layer metadata found on the Wetlands Mapper web site.

National Wetlands Inventory (NWI)
This page was produced by the NWI mapper

[handwritten initials] 2/15/2019


PRELIMINARY DRAWING
NOT FOR LAND TRANSFER
NOT FOR RECORDING
SOURCE OF TITLE
ALLBOYS FARMS
DEED BOOK D16
PAGE 246
1821.23 ACRES
PRELIMINARY DRAWING
NOT FOR LAND TRANSFER
NOT FOR RECORDING
TAX MAP 38 PARCEL 1.00

MAP EXHIBIT
BUNKER HILL FARMS
BUNKER HILL RD
PERRY COUNTY, TENNESSEE

P.O. BOX 204
103 FOSTER LANE
STANFORD, KY 40484

REVISION(S)

SHEET:

2/15/2019

Doug Mauldin

Cabin
Floor Plan
Remodeled in 2017/18



56'
BR
BR
Bedroom
Kitchen
Bath
Wash Room
Closet
124
Great Room
BR
Master Bedroom
24'
Porch
12'
56'
Porch
8'
27'

Doug Muckler
Shop Layout
2400' sq ft.
Built 2015 cost 60,000


60'
20'
Concrete Pad
Sliding Doors 20'
40'
Covered open area with concrete
60'

2/15/2015

Vacant Sales Location Map

Borrower	DOUG MAULDIN						
Property Address	LAKE ROAD						
City	LINDEN	County	PERRY	State	TN	Zip Code	37096
Lender/Client	FIRST BANK						



a la mode, inc.
COMPARABLE No. 3
380 ELLIS LN
SPRINGVILLE, TN 38256
44.59 miles
COMPARABLE No. 1
W of Antioch Harbor Road
SPRINGVILLE, TN 38256
44.80 miles
COMPARABLE No. 5
S/S Girl Scout Camp Road
SPRINGVILLE, TN 38256
46.71 miles
COMPARABLE No. 4
Hagler Ridge Road
SPRINGVILLE, TN 38256
37.11 miles
COMPARABLE No. 2
E/S Kaleigh Lane
SPRINGVILLE, TN 38256
36.43 miles
SUBJECT
LAKE ROAD
LINDEN, TN 37096
Paducah
Hopkinsville
Paris
Camden
Huntingdon
Jackson
Lexington
Parsons
Linden
Hohenwald
Savannah
Florence

2/15/2019

Vacant Sales Location Map

Borrower	DOUG MAULDIN						
Property Address	LAKE ROAD						
City	LINDEN	County	PERRY	State	TN	Zip Code	37096
Lender/Client	FIRST BANK						



a la mode, inc.
COMPARABLE No. 4
N/S N Eagle Creek Road
HOLLADAY, TN 38341
12.14 miles
COMPARABLE No. 1
2013 SQUEEZE BOTTOM LN
WAVERLY, TN 37185
13.31 miles
COMPARABLE No. 2
Hartley Cemetery Road
SUGAR TREE, TN 38380
4.20 miles
COMPARABLE No. 3
South Side of Shake Rag Road
SUGAR TREE, TN 38380
6.35 miles
COMPARABLE No. 6
N/S Old Ferry Rd
BATH SPRINGS, TN 38311
22.15 miles
SUBJECT
LAKE ROAD
LINDEN, TN 37096
COMPARABLE No. 5
S/S Old Ferry Road
BATH SPRINGS, TN 38311
22.15 miles
Hopkinsville
Clarksville
Dover
Paris
Waverly
Dickson
Jackson
Columbia
Hohenwald
Waynesboro
Lawrenceburg
Florence
Decatur

2/15/2019



LAKE ROAD - SITE VIEW



LAKE ROAD - SITE VIEW



LAKE ROAD - SITE VIEW



LAKE ROAD - SITE VIEW



LAKE ROAD - SITE VIEW



LAKE ROAD - SITE VIEW

2/15/20



LAKE ROAD - SITE VIEW



LAKE ROAD - SITE VIEW



LAKE ROAD - SITE VIEW



LAKE ROAD - SITE VIEW



LAKE ROAD - SITE VIEW



LAKE ROAD - SITE VIEW

2/15/2015



BUNKER HILL ROAD - SITE VIEW



BUNKER HILL ROAD - SITE VIEW



BUNKER HILL ROAD - SITE VIEW



1323 BUNKER HILL ROAD - INTERIOR VIEW



1323 BUNKER HILL ROAD - INTERIOR VIEW

2/15/2015



1323 BUNKER HILL ROAD - INTERIOR VIEW



1323 BUNKER HILL ROAD - INTERIOR VIEW



1323 BUNKER HILL ROAD - INTERIOR VIEW



1323 BUNKER HILL ROAD - INTERIOR VIEW



1323 BUNKER HILL ROAD - INTERIOR VIEW



1323 BUNKER HILL ROAD - INTERIOR VIEW

2/15/2015



1323 BUNKER HILL ROAD - INTERIOR VIEW



BUNKER HILL ROAD - SITE VIEW



BUNKER HILL ROAD - SITE VIEW



BUNKER HILL ROAD - SITE VIEW



BUNKER HILL ROAD - SITE VIEW



BUNKER HILL ROAD - SITE VIEW



BUNKER HILL ROAD - SITE VIEW

2/15/2015

CONTRACT OF SALE

County: Perry   State: Tennessee   Date: October 8, 2018

Douglas C. Mauldin agrees to sell the following described property: 450+/- acres located in Perry County, Tennessee (see attached Exhibit "A") for the sum of Two Million Two Hundred and Seventy Six Thousand Seven Hundred and Fifty Dollars ($2,276,750.00) to be paid as follows: cash at closing.

A $5,000 refundable binder deposit will apply to the unpaid balance, which will be due in full at closing. Within five (5) business days of Purchaser receiving the executed Contract, the binder will be sent to an Escrow Agent to be mutually agreed upon between the Purchaser and Seller, ("Escrow Agent") to be held in escrow. The binder will be disbursed and applied to the purchase price at Closing.

Purchaser will have a 120 day period from the effective date to perform a due diligence study on the property. If at the end of the 120 day study, Purchaser deems, in its sole discretion, that the property is suitable for Purchasers development plan, the $5,000 cash binder will become non-refundable. Purchaser may have a 90 day extension for due diligence purposes with the payment of an additional $25,000 non-refundable cash binder held in escrow. If Purchaser deems by the end of the Due Diligence study in its sole discretion that the property is not suitable to Purchasers development, the $5,000 cash binder will be returned in full immediately to the Purchaser.

The Closing shall be on or before 10 days from the end of a successful due diligence study. It is agreed that Seller shall furnish good, marketable, fee simple title to the Property. In the event there is some objection to the title, Seller shall be furnished with a written statement of all objections and shall be allowed a reasonable time thereafter in which to furnish valid title. No action shall be taken by Seller that alters the condition of the Property and no action shall be taken by any party that alters or affects title to the Property from the date of this Contract to Closing. Purchaser will furnish a current boundary survey completed by a registered surveyor acceptable to Seller before closing and Seller shall have a reasonable time to review the same.

This Contract and Closing are subject to the following conditions: There being no governmental, environmental, regulatory or zoning requirements in existence which would impede Purchaser's planned use of the Property, unless waived by Purchaser at Closing: Purchaser being able to obtain approval of it development plan by all governmental and regulatory agencies with jurisdiction over development of the Property during the due diligence period.

Any property tax liability of any nature for periods prior to closing shall be the responsibility of Seller. Seller, if any, shall pay all rollback taxes. Current taxes will be prorated at Closing.

During the due diligence period of this contract, Purchaser, its agents or invitees may have the right of ingress and egress for the purpose of conducting any and all testing, including but not limited to soil, marketing and environmental testing necessary for residential development and will not be liable for reasonable damage to trees, shrubs or crops. Purchaser may cut jeep paths to provide access for testing. Before any clearing of property for access paths, it will be the responsibility of Purchaser to obtain any permits that may be required by any governmental authority. Purchaser, at its sole

2/15/2019

discretion, may withdraw from this Contract at any time if the property does not meet the due diligence requirements.

Seller will provide a 75' foot right of way acceptable to the Purchaser to the property as shown on the attached Exhibit "A" that meets requirements for an acceptable county road.

Seller shall retain first right of refusal on any marina permit granted to Purchaser on said property exhibit "A".

Purchase shall be responsible for payment of 3% commission fee to Broker.

The undersigned Seller's warrant that they have the full complete right and authority to enter into this Contract and the ability to deliver good and marketable title to the Property.

This offer will expire at 5:00p.m. on Friday, October 12, 2018.

Deed is to be made to Sunbelt Acquisitions, LLC or assigns.

IN WITNESS WHEREOF, the parties have set their hands and seals on the dates inserted opposite their signatures.

Date: 10/8/18

Witness

PURCHASER
Sunbelt Acquisitions, LLC or assigns

Date: 10/8/18

Witness

SELLER

2/15/2019

Contract Forestry Services, LLC

282 Carol Avenue

De Kalb, MS 39328

601 917-5854

Email [illegible]@gmail.com

Doug Mauldin, Inc.

Douglas C. Mauldin, President

PO Box 98

Cascilla, MS 38920

662-624-5514; office 662-457-0714; cell

June 20, 2015

Dear Mr. Mauldin,

Thank you for allowing us to provide the Timber Cruise estimate and evaluation of the "Wagner Farms Parcel" in Perry County, Tennessee as described as the Map and Parcel Number 038 – 001.00 specifically 1881 acres more or less. The timbered portion of this tract comprises approximately 1330 acres located along both sides of Bunker Hill Road, and South of Lake Road, with the Tennessee River being the Western Boundary.

Please find the forestland conditions, and volumes per acre and the extended prices of all of the forest products in the table below.

Condition	acres	tons / acre	total tons	price per unit	Extended
Hardwood Pulpwood	1330	20.01	26,608.01	$ 4.25	$ 113,084.04
Bottomland Hardwoods	120	87.52	10,502.4	$ 46.00	$ 483,110.40
Upland Hardwoods	1035	56.31	14,570.21	$ 62.15	$ 905,538.71
Chestnut Oak (Mtn. Oak)	115	29.76	3,422.4	$ 27.50	$ 94,116.00
So. Yellow Pine	3	27.34	82.02	$ 18.00	$ 1,476.36
Salvage Area	57	13.20	752.4	$ 20.00	$ 15,048.00
Total Acres	1330	42.058227	55,937.44	$ 28.82	$ 1,612,373.51

Again, Many thanks for allowing us to serve your forest needs and assessments, should you need additional information, feel free to contact us..

Sincerely,

James D. (David) Hancock; RF 1024

2/15/2015

Exhibit 2 - Current Title as Exists Today in Mauldin Family Name

APPROVED BY PROPERTY A...
Map 38 Parcel 1.00
Garry Homer, Assessor

WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS: That for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, cash in hand paid, the receipt of which is hereby acknowledged, ALLBOYS FARMS, LLC, an Arkansas Limited Liability Company, hereinafter called Grantor, has this day bargained and sold and by these presents does hereby transfer and convey all its right, title and interest unto DOUGLAS CANTRELL MAULDIN, hereinafter called Grantee, his heirs and assigns, forever, the following described real estate situated in Perry County, Tennessee, to-wit:

> For a description to the real property, see Exhibit "A" attached hereto and made a part hereof as if set forth verbatim.
>
> Map 38, Parcel 1.00

If the above described real property is agricultural, forest or open spaced land and if such property will be converted to a use other than that stipulated in T.C.A. Section 67-5-1008 then pursuant to T.C.A. Section 67-5-1008(e), the buyer shall be liable for all roll back taxes due pursuant to T.C.A. Section 67-5-1008(c).

The Seller is not a foreign person subject to the withholding provisions of the Foreign Investment And Real Property Tax Act of 1980 as amended by the Federal Tax Reform Act of 1984.

TO HAVE AND TO HOLD said land, together with all improvements thereon and all appurtenances thereunto belonging unto the said Grantee, his heirs and assigns forever.

And Grantor does covenant with the said grantee, that Grantor is lawfully seized and possessed of said property, that Grantor has a good and lawful right to sell and convey the same, and it is free from any lien or encumbrance whatsoever, except as herein stated: subject to grant of flowage and Malaria control easement found of record in Deed Book Q-17, Page 523 and subject to reserved hunting rights found of record in Deed Book F-7, Page 108 and subject to flowage easements found of record in Deed Book X-24, Page 131; Deed Book R-18, Page 467; Deed Book T-20, Page 155; and Deed

DW
2/15/2019

Book R-18, Page 423 and except 2015 taxes which are now a lien but not yet due and payable.

And Grantor does further covenant and bind himself, his heirs and assigns, to warrant and defend the title thereto against the lawful claims and demands of all persons whomsoever. Wherever used, the singular number shall include the plural, the plural, the singular, and the use of any gender shall be applicable to all genders.

IN TESTIMONY WHEREOF, Allboys Farms, LLC, has caused this deed to be signed in its limited liability company name by Bryan Wagner, its member, on this the 28 day of July, 2015.

ALLBOYS FARMS, LLC

BY: ____________________
BRYAN WAGNER, MANAGER

STATE OF ARKANSAS
COUNTY OF CRAIGHEAD

Personally appeared before me, the undersigned Notary Public in and for said County and State, the within named Bryan Wagner, with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence, and who, upon oath, acknowledged himself to be the Manager of Allboys Farms, LLC, the within named bargainor, a corporation, and that he as such Manager executed the foregoing Deed for the purposes therein contained by signing the name of Allboys Farms, LLC by himself as Manager.

WITNESS my hand and seal of office at JONESBORO, ~~Tennessee~~ ARKANSAS, on this the 28TH day of July, 2015.

____
Notary Public

My Com. Exp. 6/15/2019

Robert J. Gibson
Notary Public - State of Arkansas
County of Craighead
My Commission Expires: 06/15/2019
Commission # 12371620

DISCLAIMER

PREPARER OF THIS DOCUMENT MAKES NO WARRANTIES AS TO TITLE ON THE PROPERTY HEREIN CONVEYED. THIS DEED WAS PREPARED FROM INFORMATION FURNISHED TO PREPARER AND PREPARER MAKES NO WARRANTIES AS TO THE ACCURACY OF INFORMATION FURNISHED.

PROPERTY OWNERS NAME AND ADDRESS (SAME AS PERSON RESPONSIBLE FOR PAYMENT OF REAL PROPERTY TAXES UNLESS OTHERWISE STATED):

Douglas Cantrell Mauldin
PO Box 98
Coscilla, MS 38920

2/15/2019

THIS INSTRUMENT PREPARED BY:
CATHY HORNSBY FROST
HORNSBY LAW FIRM
P.O. BOX 477
BOLIVAR, TN 38008

OATH

I, or we, hereby swear or affirm that the actual consideration to this transfer, or value of the property or interest in property transferred, whichever is greater, is $2,776,500.00 which amount is equal to or greater than the amount which the property or interest in property transferred would command at a fair and voluntary sale.

[signature], Manager
Affiant

Subscribed and sworn to before me this the _____ day of July, 2015.

[signature]
Notary Public or Register
My Com. Exp ~~[illegible]~~ 6/15/2019

Robert J. [illegible]
Notary Public - State of Arkansas
County of Craighead
My Commission Expires: [illegible]
Commission # [illegible]

[illegible]
2/15/2019

EXHIBIT "A"

Beginning at a point in the centerline of Bunker Hill Road, which point is the Southwest corner of Hale Gregory as recorded in Deed Book D12, Page 359, Register's Office of Perry County, Tennessee; Thence, from the point of beginning, and with the centerline of Bunker Hill Road, the following calls, North 79 degrees 12 minutes 45 seconds West 243.12 feet; North 89 degrees 01 minute 44 seconds West 103.80 feet; South 82 degrees 13 minutes 42 seconds West 146.53 feet; South 86 degrees 00 minutes 21 seconds West 175.29 feet; North 82 degrees 05 minutes 39 seconds West 114.38 feet; North 70 degrees 49 minutes 23 seconds West 273.17 feet; North 61 degrees 34 minutes 50 seconds West 134.55 feet; North 32 degrees 29 minutes 49 seconds West 417.42 feet; North 12 degrees 24 minutes 27 seconds West 113.06 feet; North 15 degrees 53 minutes 28 seconds East 56.05 feet; North 34 degrees 54 minutes 32 seconds East 346.31 feet; North 54 degrees 19 minutes 47 seconds East 82.91 feet; North 77 degrees 37 minutes 05 seconds East 119.20 feet; North 70 degrees 26 minutes 23 seconds East 155.88 feet; North 60 degrees 46 minutes 49 seconds East 106.25 feet; North 52 degrees 45 minutes 31 seconds East 483.00 feet; North 37 degrees 28 minutes 42 seconds East 495.79 feet; North 18 degrees 06 minutes 55 seconds East 298.07 feet; North 23 degrees 51 minutes 08 seconds East 169.01 feet; North 30 degrees 10 minutes 17 seconds East 196.67 feet; North 15 degrees 18 minutes 44 seconds East 54.18 feet; North 04 degrees 12 minutes 28 seconds West 98.08 feet; North 20 degrees 02 minutes 05 seconds West 268.61 feet; North 23 degrees 29 minutes 41 seconds West 565.16 feet; North 18 degrees 19 minutes 15 seconds West 133.76 feet; North 25 degrees 15 minutes 46 seconds West 61.77 feet; North 39 degrees 20 minutes 13 seconds West 207.43 feet; North 29 degrees 41 minutes 57 seconds West 84.15 feet; North 18 degrees 02 minutes 18 seconds West 155.03 feet; North 21 degrees 08 minutes 29 seconds West 138.85 feet; North 33 degrees 27 minutes 55 seconds West 150.90 feet; North 40 degrees 24 minutes 43 seconds West 209.13 feet; North 34 degrees 44 minutes 43 seconds West 893.85 feet; North 31 degrees 07 minutes 00 seconds West 284.11 feet; North 29 degrees 35 minutes 39 seconds West 154.10 feet to the Northeast corner of RHR Investments as recorded in Deed Book D7, Page 577, Register's Office of Perry County, Tennessee; Thence, with the North line of RHR Investments, the following calls; South 68 degrees 06 minutes 19 seconds West 2035.34 feet to an Iron pin found; North 85 degrees 22 minutes 27 seconds West 138.25 feet to an iron pin found; North 81 degrees 56 minutes 27 seconds West 4902.57 feet to the Tennessee River; Thence, with the Tennessee River, the following calls; North 28 degrees 23 minutes 05 seconds East 1458.78 feet; North 36 degrees 47 minutes 10 seconds East 504.88 feet; North 40 degrees 47 minutes 28 seconds East 1012.42 feet; North 44 degrees 10 minutes 58 seconds East 1000.05 feet; North 33 degrees 42 minutes 39 seconds East 418.55 feet; North 35 degrees 38 minutes 48 seconds East 280.92 feet; North 39 degrees 42 minutes 48 seconds East 901.44 feet; North 45 degrees 27 minutes 37 seconds East 120.40 feet; North 41 degrees 42 minutes 15 seconds East 731.49 feet; North 48 degrees 57 minutes 41 seconds East 592.06 feet; North 47 degrees 39 minutes 47 seconds East 527.78 feet; North 57 degrees 37 minutes 13 seconds East 363.36 feet; North 61 degrees 46 minutes 48 seconds East 397.58 feet; North 60 degrees 43 minutes 49 seconds East 1554.09 feet; North 46 degrees 39 minutes 07 seconds East 1910.89 feet to the Southwest corner of Colton Qualls; Thence, with the South line of Qualls, the following calls; South 74 degrees 10 minutes 47 seconds East 1347.37 feet to an Iron pin found; South 70 degrees 18 minutes 26 seconds East 571.96 feet to an iron pin found; South 76 degrees 58 minutes 10 seconds East 520.83 feet to an iron pin found; South 42 degrees 47 minutes 51 seconds East 104.09 feet to an iron pin found; North 48 degrees 21 minutes 31 seconds East 101.02 feet to an iron pin found; North 85 degrees 42 minutes 20 seconds East 69.10 feet; South 75 degrees 09 minutes 37 seconds East 63.92 feet; North 76 degrees 21 minutes 21 seconds East 68.87 feet to a point in the centerline of Deer Creek Road; Thence, with the centerline of Deer Creek Road, the following calls; South 87 degrees 17 minutes 19 seconds East 99.22 feet; North 85 degrees 43 minutes 02 seconds East 365.33 feet to the centerline of Lake Road; North 80 degrees 58 minutes 03 seconds East 59.68 feet; North 71 degrees 51 minutes 41 seconds East 55.18 feet; North 68 degrees 06 minutes 44 seconds East 256.70 feet; North 72 degrees 16 minutes 29 seconds East 216.50 feet; South 74

2/15/2019

degrees 53 minutes 20 seconds East 45.67 feet; North 83 degrees 17 minutes 59 seconds East 427.62 feet, South 88 degrees 35 minutes 32 seconds East 69.84 feet to a railroad spike found at the Northwest corner of Gladys Depriest; Thence, with lines of Depriest, the following calls: South 06 degrees 18 minutes 15 seconds East 673.91 feet to an iron pin found; South 2 degrees 22 minutes 16 seconds East 218.69 feet to an iron pin found; South 39 degrees 13 minutes 30 seconds West 920.44 feet to an iron pin found; South 72 degrees 41 minutes 47 seconds West 43.15 feet to a point in the centerline of Lake Road; Thence, with the centerline of Lake Road, the following calls; South 12 degrees 10 minutes 17 seconds West 121.24 feet; South 16 degrees 43 minutes 33 seconds West 141.47 feet; South 04 degrees 05 minutes 51 seconds East 59.76 feet; South 23 degrees 19 minutes 24 seconds East 289.15 feet; South 30 degrees 42 minutes 01 seconds East 175.42 feet; South 30 degrees 57 minutes 04 seconds East 185.75 feet; South 21 degrees 51 minutes 43 seconds East 97.95 feet; South 05 degrees 55 minutes 50 seconds East 194.88 feet; South 16 degrees 08 minutes 24 seconds East 133.08 feet; South 26 degrees 23 minutes 45 seconds East 94.37 feet; South 30 degrees 49 minutes 47 seconds East 204.55 feet; South 38 degrees 54 minutes 01 seconds East 136.59 feet; South 51 degrees 23 minutes 35 seconds East 102.51 feet; South 62 degrees 42 minutes 29 seconds East 141.71 feet; South 56 degrees 03 minutes 41 seconds East 45.82 feet; South 28 degrees 20 minutes 45 seconds East 58.93 feet; South 02 degrees 30 minutes 51 seconds East 78.11 feet; South 07 degrees 13 minutes 38 seconds West 292.40 feet; South 03 degrees 46 minutes 49 seconds West 72.69 feet; South 05 degrees 05 minutes 45 seconds East 94.46 feet; South 20 degrees 43 minutes 22 seconds East 190.34 feet; South 16 degrees 25 minutes 07 seconds East 181.87 feet: South 12 degrees 35 minutes 50 seconds West 67.05 feet; South 36 degrees 33 minutes 01 seconds West 48.93 feet; South 56 degrees 15 minutes 44 seconds West 71.97 feet; South 64 degrees 14 minutes 35 seconds West 172.53 feet; South 45 degrees 56 minutes 48 seconds West 63.58 feet; South 32 degrees 13 minutes 55 seconds West 88.66 feet; South 22 degrees 41 minutes 31 seconds West 134.06 feet; South 15 degrees 10 minutes 43 seconds West 205.54 feet; South 08 degrees 37 minutes 18 seconds West 117.69 feet to a railroad spike at the centerline Of Bunker Hill Road; Thence, with the centerline of Bunker Hill Road, the following calls; South 58 degrees 01 minutes 04 seconds West 138.95 feet; South 50 degrees 44 minutes 26 seconds West 46.13 feet to a railroad spike; Thence, with lines of Ashton, the following calls; South 74 degrees 23 minutes 58 seconds West 167.53 feet to an iron pin found; South 42 degrees 43 minutes 39 seconds West 108.37 feet to an iron pin found: North 23 degrees 44 minutes 54 seconds West 68.61 feet to an iron pin found; South 64 degrees 22 minutes 49 seconds West 22.70 feet to an iron pin found; North 35 degrees 02 minutes 44 seconds West 224.47 feet to an iron pin found; South 80 degrees 57 minutes 03 seconds West 479.84 feet to an iron pin found; South 49 degrees 20 minutes 34 seconds West 465.94 feet to an iron pin found; South 60 degrees 26 minutes 16 seconds West 313.02 feet to an iron pin found; South 87 degrees 57 minutes 48 seconds West 295.00 feet to an iron pin found; South 66 degrees 02 minutes 12 seconds East 670.00 feet to an iron pin found; South 17 degrees 55 minutes 37 seconds East 346.75 feet to a railroad spike in the Centerline of Bunker Hill Road; Thence, with the centerline of Bunker Hill Road, North 60 degrees 35 minutes 42 seconds East 12.02 feet to a railroad spike; Thence, with lines of Temple Fuller, the following calls; South 00 degrees 00 minutes 00 seconds West 140.82 feet to an iron pin found; South 65 degrees 02 minutes 34 seconds West 756.54 feet to an iron pin found; South 00 degrees 53 minutes 27 seconds East 99.02 feet to an iron pin found; South 13 degrees 39 minutes 13 seconds West 172.91 feet to an iron pin found; South 40 degrees 18 minutes 02 seconds West 152.71 feet; South 24 degrees 02 minutes 34 seconds West 198.00 feet: South 39 degrees 06 minutes 24 seconds East 253.75 feet to an iron pin found; South 26 degrees 42 minutes 02 seconds East 207.05 feet; South 01 degree 02 minutes 34 seconds West 132.00 feet; South 08 degrees 57 minutes 26 seconds East 132.00 feet; South 05 degrees 57 minutes 26 seconds East 198.00 feet; South 10 degrees 57 minutes 26 seconds East 264.00 feet; South 17 degrees 02 minutes 34 seconds West 198.00 feet; South 38 degrees 02 minutes 34 seconds West 198.00 feet; South 29 degrees 48 minutes 09 seconds West 230.72 feet to an iron pin found; Thence, with Mark Bolick, South 88 degrees 35 minutes 41 seconds West 127.27 feet to an iron pin found; Thence, with Bolick and then Hale Gregory, South 09 degrees 23 minutes 05 seconds

AWS
2/15/2019

degrees 53 minutes 20 seconds East 45.67 feet; North 83 degrees 17 minutes 59 seconds East 427.62 feet; South 88 degrees 35 minutes 32 seconds East 69.84 feet to a railroad spike found at the Northwest corner of Gladys Depriest; Thence, with lines of Depriest, the following calls: South 06 degrees 18 minutes 15 seconds East 678.91 feet to an iron pin found; South 2 degrees 22 minutes 16 seconds East 218.69 feet to an iron pin found; South 39 degrees 13 minutes 30 seconds West 920.44 feet to an iron pin found; South 72 degrees 41 minutes 47 seconds West 43.15 feet to a point in the centerline of Lake Road; Thence, with the centerline of Lake Road, the following calls; South 12 degrees 10 minutes 17 seconds West 121.24 feet; South 16 degrees 43 minutes 33 seconds West 141.47 feet; South 04 degrees 05 minutes 51 seconds East 59.76 feet; South 23 degrees 19 minutes 24 seconds East 289.15 feet; South 30 degrees 42 minutes 01 seconds East 175.42 feet; South 30 degrees 57 minutes 04 seconds East 185.75 feet; South 21 degrees 51 minutes 43 seconds East 97.95 feet; South 05 degrees 55 minutes 50 seconds East 194.88 feet; South 16 degrees 08 minutes 24 seconds East 133.08 feet; South 26 degrees 23 minutes 45 seconds East 94.37 feet; South 30 degrees 49 minutes 47 seconds East 204.55 feet; South 38 degrees 54 minutes 01 seconds East 136.59 feet; South 51 degrees 23 minutes 35 seconds East 102.51 feet; South 62 degrees 42 minutes 29 seconds East 141.71 feet; South 56 degrees 03 minutes 41 seconds East 45.82 feet; South 28 degrees 20 minutes 45 seconds East 58.93 feet; South 02 degrees 30 minutes 51 seconds East 78.11 feet; South 07 degrees 13 minutes 38 seconds West 292.40 feet; South 03 degrees 46 minutes 49 seconds West 72.69 feet; South 05 degrees 05 minutes 45 seconds East 94.46 feet; South 20 degrees 43 minutes 22 seconds East 190.34 feet; South 16 degrees 25 minutes 07 seconds East 181.87 feet; South 12 degrees 35 minutes 50 seconds West 67.05 feet; South 36 degrees 33 minutes 01 seconds West 48.93 feet; South 56 degrees 15 minutes 44 seconds West 71.97 feet; South 64 degrees 14 minutes 35 seconds West 172.53 feet; South 45 degrees 56 minutes 48 seconds West 63.58 feet; South 32 degrees 13 minutes 55 seconds West 88.66 feet; South 22 degrees 41 minutes 31 seconds West 134.06 feet; South 15 degrees 10 minutes 43 seconds West 205.54 feet; South 08 degrees 37 minutes 18 seconds West 117.69 feet to a railroad spike at the centerline Of Bunker Hill Road; Thence, with the centerline of Bunker Hill Road, the following calls; South 58 degrees 01 minutes 04 seconds West 138.95 feet; South 50 degrees 44 minutes 26 seconds West 46.13 feet to a railroad spike; Thence, with lines of Ashton, the following calls; South 74 degrees 23 minutes 58 seconds West 167.53 feet to an iron pin found; South 42 degrees 43 minutes 39 seconds West 108.37 feet to an iron pin found; North 23 degrees 44 minutes 54 seconds West 68.61 feet to an iron pin found; South 64 degrees 22 minutes 49 seconds West 22.70 feet to an iron pin found; North 35 degrees 02 minutes 44 seconds West 224.47 feet to an iron pin found; South 80 degrees 57 minutes 03 seconds West 479.84 feet to an iron pin found; South 49 degrees 20 minutes 34 seconds West 465.94 feet to an iron pin found; South 60 degrees 26 minutes 16 seconds West 313.02 feet to an iron pin found; South 87 degrees 57 minutes 48 seconds West 295.00 feet to an iron pin found; South 66 degrees 02 minutes 12 seconds East 670.00 feet to an iron pin found; South 17 degrees 55 minutes 37 seconds East 346.75 feet to a railroad spike in the Centerline of Bunker Hill Road; Thence, with the centerline of Bunker Hill Road, North 60 degrees 35 minutes 42 seconds East 12.02 feet to a railroad spike; Thence, with lines of Temple Fuller, the following calls; South 00 degrees 00 minutes 00 seconds West 140.82 feet to an iron pin found; South 65 degrees 02 minutes 34 seconds West 756.54 feet to an iron pin found; South 00 degrees 53 minutes 27 seconds East 99.02 feet to an iron pin found; South 13 degrees 39 minutes 13 seconds West 172.91 feet to an iron pin found; South 40 degrees 18 minutes 02 seconds West 152.71 feet; South 24 degrees 02 minutes 34 seconds West 198.00 feet; South 39 degrees 06 minutes 24 seconds East 253.75 feet to an iron pin found; South 26 degrees 42 minutes 02 seconds East 207.05 feet; South 01 degree 02 minutes 34 seconds West 132.00 feet; South 08 degrees 57 minutes 26 seconds East 132.00 feet; South 05 degrees 57 minutes 26 seconds East 198.00 feet; South 10 degrees 57 minutes 26 seconds East 264.00 feet; South 17 degrees 02 minutes 34 seconds West 198.00 feet; South 38 degrees 02 minutes 34 seconds West 198.00 feet; South 29 degrees 48 minutes 09 seconds West 230.72 feet to an iron pin found; Thence, with Mark Bolick, South 88 degrees 35 minutes 41 seconds West 127.27 feet to an iron pin found; Thence, with Bolick and then Hale Gregory. South 09 degrees 23 minutes 05 seconds

HW
2/15/2016

West 3044.42 feet to an iron pin found; Thence, with lines of Gregory, the following calls; North 83 degrees 20 minutes 56 seconds West 1112.58 feet to an iron pin found; South 07 degrees 05 minutes 53 seconds West 1422.45 feet to the point of beginning. Containing 1821.23 acres.

Per Certificate of Survey by Advanced Land Surveying, Inc., R.L.S. #2127, Henderson, TN, dated August 23, 2005.

This being the same property conveyed to Allbuys Farms, LLC by quitclaim deeds as found of record in Deed Book D16, Page 236 and Deed Book D16, Page 246, Register's Office of Perry County, Tennessee.

Map 38, Parcel 1.00

BK/PG: D20/205-210

15000920

6 PGS AL-WARRANTY DEED	
PATRICIA BATCH 18291	07/31/2015 - 12:30 PM
VALUE	2776500.00
MORTGAGE TAX	0.00
TRANSFER TAX	10273.05
RECORDING FEE	30.00
ARCHIVE FEE	0.00
DP FEE	2.00
REGISTER'S FEE	1.00
TOTAL AMOUNT	10306.05

STATE OF TENNESSEE, PERRY COUNTY
PATRICIA W. BELL
REGISTER OF DEEDS

Book D20 Page 210

2/16/2015